                                                                    EXHIBIT 99.1

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
Consolidated Statements of Income for the Years Ended December 31, 1995, 1996 and 1997 and for the Nine
  Months Ended September 30, 1997 (unaudited) and 1998 (unaudited).......................................        F-2

Consolidated Balance Sheets as of December 31, 1996 and 1997 and September 30, 1998 (unaudited)..........        F-3

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1995, 1996
  and 1997 and for the Nine Months Ended September 30, 1998 (unaudited)..................................        F-4

Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and for the
  Nine Months Ended September 30, 1997 (unaudited) and 1998 (unaudited)..................................        F-5

Notes to Consolidated Financial Statements...............................................................        F-6

Independent Auditors' Reports............................................................................       F-50

                            UNIONBANCAL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                               FOR THE NINE MONTHS
                                                                YEARS ENDED DECEMBER 31,       ENDED SEPTEMBER 30,
                                                             -------------------------------  ----------------------
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)                  1995       1996       1997        1997        1998
-----------------------------------------------------------  ---------  ---------  ---------  -----------  ---------
                                                                                                   (UNAUDITED)
INTEREST INCOME
Loans......................................................  $1,613,376 $1,687,977 $1,763,277  $1,311,337  $1,365,285
Securities.................................................    132,802    143,412    167,440     123,075     145,390
Interest bearing deposits in banks.........................     58,201     52,709     56,748      43,404      14,187
Federal funds sold and securities purchased under resale
  agreements...............................................     22,247     30,246     26,079      18,727      11,784
Trading account assets.....................................     20,567     12,960     19,917      13,388      19,976
                                                             ---------  ---------  ---------  -----------  ---------
    Total interest income..................................  1,847,193  1,927,304  2,033,461   1,509,931   1,556,622
                                                             ---------  ---------  ---------  -----------  ---------
INTEREST EXPENSE
Domestic deposits..........................................    358,049    460,130    520,583     386,699     353,283
Foreign deposits...........................................     96,109     71,437     75,398      55,156      66,455
Federal funds purchased and securities sold under
  repurchase agreements....................................     78,908     47,095     58,544      44,053      59,667
Commercial paper...........................................     86,695     87,411     89,912      66,543      67,719
Subordinated capital notes.................................     42,538     30,104     22,850      17,180      15,883
Other borrowed funds.......................................     42,561     62,549     34,492      26,999      13,976
                                                             ---------  ---------  ---------  -----------  ---------
    Total interest expense.................................    704,860    758,726    801,779     596,630     576,983
                                                             ---------  ---------  ---------  -----------  ---------
NET INTEREST INCOME........................................  1,142,333  1,168,578  1,231,682     913,301     979,639
Provision for credit losses................................     53,250     40,000     --          --          45,000
                                                             ---------  ---------  ---------  -----------  ---------
    Net interest income after provision for credit
     losses................................................  1,089,083  1,128,578  1,231,682     913,301     934,639
                                                             ---------  ---------  ---------  -----------  ---------
NONINTEREST INCOME
Service charges on deposit accounts........................     95,177    101,975    114,647      84,699     101,288
Trust and investment management fees.......................     87,743     93,479    107,527      76,737      88,806
International commissions and fees.........................     68,621     66,108     66,122      49,593      54,516
Merchant transaction processing fees.......................     45,767     49,778     57,128      42,653      42,988
Merchant banking fees......................................     24,483     23,929     24,924      19,899      24,083
Securities gains (losses), net.............................       (702)     4,502      2,711       2,098       5,579
Other......................................................     74,230     78,905     89,942      66,948      82,689
                                                             ---------  ---------  ---------  -----------  ---------
    Total noninterest income...............................    395,319    418,676    463,001     342,627     399,949
                                                             ---------  ---------  ---------  -----------  ---------
NONINTEREST EXPENSE
Salaries and employee benefits.............................    536,671    557,247    571,644     418,970     459,592
Net occupancy..............................................     92,863    103,335     85,630      64,133      67,294
Equipment..................................................     55,056     55,942     56,137      41,206      41,842
Foreclosed asset expense (income)..........................     (3,213)     2,889     (1,268)       (696)       (746)
Merger and integration.....................................     --        117,464      6,037       6,037      --
Other......................................................    296,724    298,027    326,485     232,558     268,196
                                                             ---------  ---------  ---------  -----------  ---------
    Total noninterest expense..............................    978,101  1,134,904  1,044,665     762,208     836,178
                                                             ---------  ---------  ---------  -----------  ---------
Income before income taxes.................................    506,301    412,350    650,018     493,720     498,410
Income tax expense.........................................    193,359    162,892    238,722     174,869     146,045
                                                             ---------  ---------  ---------  -----------  ---------
NET INCOME.................................................  $ 312,942  $ 249,458  $ 411,296   $ 318,851   $ 352,365
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------
NET INCOME APPLICABLE TO COMMON STOCK......................  $ 301,637  $ 238,152  $ 403,696   $ 311,251   $ 352,365
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------
NET INCOME PER COMMON SHARE -- BASIC(1)....................  $    1.74  $    1.37  $    2.31   $    1.78   $    2.01
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------
NET INCOME PER COMMON SHARE -- DILUTED(1)..................  $    1.73  $    1.36  $    2.30   $    1.78   $    2.01
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -- BASIC(1).....    173,806    174,391    174,683     174,615     175,091
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -- DILUTED(1)...    174,099    174,784    175,189     175,071     175,729
                                                             ---------  ---------  ---------  -----------  ---------
                                                             ---------  ---------  ---------  -----------  ---------

------------------------------

(1) Amounts restated to give retroactive effect to the stock split referred to in Note 1 of the accompanying notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31,
                                                                           ----------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)                                     1996        1997
-------------------------------------------------------------------------  ----------  ----------  SEPTEMBER 30,
                                                                                                       1998
                                                                                                   -------------
                                                                                                    (UNAUDITED)
ASSETS
Cash and due from banks..................................................  $2,268,771  $2,541,699   $ 2,211,595
Interest bearing deposits in banks.......................................   1,131,216     633,421       133,165
Federal funds sold and securities purchased under resale agreements......     537,710      24,335       629,784
                                                                           ----------  ----------  -------------
    Total cash and cash equivalents......................................   3,937,697   3,199,455     2,974,544
Trading account assets...................................................     465,782     394,313       357,515
Securities available for sale............................................   2,164,197   2,538,386     3,200,376
Securities held to maturity (fair value: December 31, 1996, $274,405;
  December 31, 1997, $193,115; September 30, 1998, $165,807
  (unaudited))...........................................................     268,196     188,775       162,018
Loans (net of allowance for credit losses: December 31, 1996, $523,946;
  December 31, 1997, $451,692; September 30, 1998, $473,717
  (unaudited))...........................................................  20,525,841  22,289,716    23,024,128
Due from customers on acceptances........................................     778,378     773,339       464,581
Premises and equipment, net..............................................     410,621     406,299       407,863
Other assets.............................................................     683,347     794,982       816,293
                                                                           ----------  ----------  -------------
    Total assets.........................................................  $29,234,059 $30,585,265  $31,407,318
                                                                           ----------  ----------  -------------
                                                                           ----------  ----------  -------------

LIABILITIES
Domestic deposits:
  Noninterest bearing....................................................  $7,381,078  $8,574,515   $ 9,427,080
  Interest bearing.......................................................  12,607,691  12,666,458    12,379,167
Foreign deposits:
  Noninterest bearing....................................................     274,031     275,029       247,038
  Interest bearing.......................................................   1,270,160   1,780,372     1,609,844
                                                                           ----------  ----------  -------------
    Total deposits.......................................................  21,532,960  23,296,374    23,663,129
Federal funds purchased and securities sold under repurchase
  agreements.............................................................   1,322,654   1,335,884     1,574,163
Commercial paper.........................................................   1,495,463     966,575     1,417,077
Other borrowed funds.....................................................     749,422     476,010       339,340
Acceptances outstanding..................................................     778,378     773,339       464,581
Other liabilities........................................................     478,249     709,784       666,078
Subordinated capital notes...............................................     382,000     348,000       298,000
                                                                           ----------  ----------  -------------
    Total liabilities....................................................  26,739,126  27,905,966    28,422,368
                                                                           ----------  ----------  -------------
Commitments and contingencies

SHAREHOLDERS' EQUITY
  Preferred stock:
    Authorized 5,000,000 shares 8 3/8% Noncumulative, Series A, issued
     1,350,000 shares in 1996............................................     135,000      --           --
  Common stock(1)--$5 stated value:
    Authorized 300,000,000 shares, issued 174,457,602 shares as of
     December 31, 1996, 174,917,673 shares as of December 31, 1997 and
     175,208,037 shares as of September 30, 1998 (unaudited).............     290,762     291,529       292,013
  Additional paid-in capital.............................................   1,413,076   1,422,680     1,430,539
  Retained earnings......................................................     645,214     957,662     1,233,068
  Accumulated other comprehensive income.................................      10,881       7,428        29,330
                                                                           ----------  ----------  -------------
    Total shareholders' equity...........................................   2,494,933   2,679,299     2,984,950
                                                                           ----------  ----------  -------------
    Total liabilities and shareholders' equity...........................  $29,234,059 $30,585,265  $31,407,318
                                                                           ----------  ----------  -------------
                                                                           ----------  ----------  -------------

------------------------------

(1) Amounts restated to give retroactive effect to the stock split referred to in Note 1 of the accompanying notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                    YEARS ENDED DECEMBER 31,
                                                                 -------------------------------
(DOLLARS IN THOUSANDS)                                             1995       1996       1997
---------------------------------------------------------------  ---------  ---------  ---------  FOR THE NINE
                                                                                                  MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                                      1998
                                                                                                  -------------
                                                                                                   (UNAUDITED)
PREFERRED STOCK
Balance, beginning of period...................................  $ 135,000  $ 135,000  $ 135,000   $   --
Redemption of preferred stock..................................     --         --       (135,000)      --
                                                                 ---------  ---------  ---------  -------------
  Balance, end of period.......................................  $ 135,000  $ 135,000  $  --       $   --
                                                                 ---------  ---------  ---------  -------------
COMMON STOCK
Balance, beginning of period...................................  $ 286,739  $ 290,300  $ 290,762   $   291,529
Dividend reinvestment plan.....................................      3,103        121          6             6
Deferred compensation -- restricted stock awards...............        379        207        279           281
Stock options exercised........................................         79        134        482           197
                                                                 ---------  ---------  ---------  -------------
  Balance, end of period.......................................  $ 290,300  $ 290,762  $ 291,529   $   292,013
                                                                 ---------  ---------  ---------  -------------
ADDITIONAL PAID-IN CAPITAL
Balance, beginning of period...................................  $1,390,925 $1,408,960 $1,413,076  $ 1,422,680
Dividend reinvestment plan.....................................     15,238      1,041        (43)           10
Deferred compensation -- restricted stock awards...............      2,268      2,148      3,478         5,217
Stock options exercised........................................        529        927      6,169         2,632
                                                                 ---------  ---------  ---------  -------------
  Balance, end of period.......................................  $1,408,960 $1,413,076 $1,422,680  $ 1,430,539
                                                                 ---------  ---------  ---------  -------------
RETAINED EARNINGS
Balance, beginning of period...................................  $ 376,468  $ 626,172  $ 645,214   $   957,662
Net income(1)..................................................    312,942    249,458    411,296       352,365
Dividends on common stock(2)(3)................................    (50,989)   (73,932)   (89,848)      (73,632)
Dividends on preferred stock...................................    (11,305)   (11,306)    (7,600)      --
Dividend to MBL................................................     --       (144,890)    --           --
Deferred compensation -- restricted stock awards...............       (944)      (288)    (1,400)       (3,327)
                                                                 ---------  ---------  ---------  -------------
Balance, end of period.........................................  $ 626,172  $ 645,214  $ 957,662   $ 1,233,068
                                                                 ---------  ---------  ---------  -------------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of period...................................  $  (9,930) $  23,660  $  10,881   $     7,428
                                                                 ---------  ---------  ---------  -------------
Net income(1)..................................................    312,942    249,458    411,296       352,365
Other comprehensive income.....................................     33,590    (12,779)    (3,453)       21,902
                                                                 ---------  ---------  ---------  -------------
Total comprehensive income.....................................    346,532    236,679    407,843       374,267
Less: net income included in retained earnings.................   (312,942)  (249,458)  (411,296)     (352,365)
                                                                 ---------  ---------  ---------  -------------
  Balance, end of period.......................................  $  23,660  $  10,881  $   7,428   $    29,330
                                                                 ---------  ---------  ---------  -------------
    TOTAL SHAREHOLDERS' EQUITY.................................  $2,484,092 $2,494,933 $2,679,299  $ 2,984,950
                                                                 ---------  ---------  ---------  -------------
                                                                 ---------  ---------  ---------  -------------

------------------------------

(1) Includes dividends applicable to preferred shareholders of $11.3 million for the years ended December 31, 1995 and 1996, respectively, and $7.6 million for the year ended December 31, 1997.

(2) Dividends per share in 1996 were based on historical Union Bank common cash dividends declared and did not include the $145 million dividend paid to The Mitsubishi Bank, Limited (MBL) in the first quarter of 1996 by BanCal Tri-State Corporation and The Bank of California, N.A.

(3) Dividends per share, after giving effect to the stock split referred to in
    Note 1 of the accompanying notes to Consolidated Financial Statements, were $0.47 in 1995 and 1996, respectively, $0.51 in 1997, and $0.42 for the nine months ended September 30, 1998, (unaudited) and are based on the Company's shares outstanding as of the declaration date.

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     FOR THE NINE MONTHS
                                                                    YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                                                                ---------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                             1995       1996        1997        1997         1998
--------------------------------------------------------------  ----------  ---------  ----------  -----------  ----------
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................  $  312,942  $ 249,458  $  411,296   $ 318,851   $  352,365
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for credit losses...............................      53,250     40,000      --          --           45,000
    Depreciation, amortization and accretion..................      61,767     65,092      65,469      49,285       50,528
    Provision for deferred income taxes.......................      50,841     50,658      59,814      38,734       16,018
    (Gain) loss on sales of securities available for sale.....         801     (4,502)     (2,711)     (2,098)      (5,579)
    Merger and integration costs in excess of (less than) cash
     utilized.................................................      --         54,344     (31,414)    (27,200)     (12,350)
    Net (increase) decrease in trading account assets.........      82,541   (359,234)     52,743     (37,045)      36,798
    Other, net................................................     157,244     52,101     173,706      92,393      (33,448)
                                                                ----------  ---------  ----------  -----------  ----------
    Total adjustments.........................................     406,444   (101,541)    317,607     114,069       96,967
                                                                ----------  ---------  ----------  -----------  ----------
  Net cash provided by operating activities...................     719,386    147,917     728,903     432,920      449,332
                                                                ----------  ---------  ----------  -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of securities available for sale........     240,731     19,536     171,629       3,920      418,456
  Proceeds from matured and called securities available for
   sale.......................................................     764,853    757,463     587,034     326,833      196,358
  Purchase of securities available for sale...................  (1,452,339)  (995,479) (1,112,080)   (777,281)  (1,253,529)
  Proceeds from matured and called securities held to
   maturity...................................................     213,337     95,829      79,828      36,121       26,960
  Purchase of securities held to maturity.....................    (123,886)    --          --          --           --
  Net increase in loans.......................................  (2,478,608)  (741,335) (1,788,179) (1,315,578)    (797,343)
  Other, net..................................................     (34,902)   (54,120)    (56,584)    (19,986)     (42,032)
                                                                ----------  ---------  ----------  -----------  ----------
    Net cash used by investing activities.....................  (2,870,814)  (918,106) (2,118,352) (1,745,971)  (1,451,130)
                                                                ----------  ---------  ----------  -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits....................................   2,245,306  1,877,917   1,763,414   1,441,228      366,755
  Net increase (decrease) in federal funds purchased and
   securities sold under repurchase agreements................    (287,387)   127,596      13,230     (27,711)     238,279
  Net increase (decrease) in commercial paper and other
   borrowed funds.............................................     623,612   (201,214)   (797,464)     94,601      313,832
  Maturity and redemption of subordinated debt................    (154,490)  (119,369)   (234,000)   (200,000)     (50,000)
  Proceeds from issuance of subordinated debt.................      --         --         200,000     200,000       --
  Payments of cash dividends..................................     (62,044)  (222,533)    (93,303)    (68,787)     (73,631)
  Redemption of preferred stock...............................      --         --        (135,000)   (135,000)      --
  Repayment of borrowing to support corporate owned life
   insurance..................................................     (10,638)   (95,475)     --          --           --
  Other, net..................................................         485       (882)     (2,661)      2,642        2,471
                                                                ----------  ---------  ----------  -----------  ----------
    Net cash provided by financing activities.................   2,354,844  1,366,040     714,216   1,306,973      797,706
                                                                ----------  ---------  ----------  -----------  ----------
Net increase (decrease) in cash and cash equivalents..........     203,416    595,851    (675,233)     (6,078)    (204,092)
Cash and cash equivalents at beginning of period..............   3,153,713  3,352,423   3,937,697   3,937,697    3,199,455
Effect of exchange rate changes on cash and cash
  equivalents.................................................      (4,706)   (10,577)    (63,009)    (16,910)     (20,819)
                                                                ----------  ---------  ----------  -----------  ----------
Cash and cash equivalents at end of period....................  $3,352,423  $3,937,697 $3,199,455   $3,914,709  $2,974,544
                                                                ----------  ---------  ----------  -----------  ----------
                                                                ----------  ---------  ----------  -----------  ----------
CASH PAID DURING THE PERIOD FOR:
  Interest....................................................  $  739,300  $ 764,327  $  820,355   $ 611,347   $  588,487
  Income taxes................................................      91,717    172,451     113,588      47,359      189,411
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Loans transferred to foreclosed assets (OREO)...............  $   48,397  $  44,557  $   23,114   $  19,033   $   13,882
  Securities transferred from held to maturity to available
   for sale...................................................     348,717     --          --          --           --
  Dividends declared but unpaid...............................      12,788     20,383      24,528      24,518       24,529

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS

    UnionBanCal Corporation (a commercial bank holding company and subsidiaries) (the Company) is 82 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. (BTM) and 18 percent owned by other shareholders.

    On April 1, 1996, the Company was created by the combination of Union Bank with BanCal Tri-State Corporation and its banking subsidiary, The Bank of California, N.A. The combination was accounted for as a reorganization of entities under common control (similar to a business combination under the pooling of interests method). Accordingly, all historical financial information has been restated as if the combination had been in effect for all periods presented. The merger was effected by the issuance of 54,402,081 shares of Union Bank common stock in exchange for all the outstanding common shares of BanCal Tri-State Corporation. Information pretaining to merger and intergration expense is presented in Note 7.

    On August 10, 1998, the Company exchanged 10.2 million shares of its common stock for 7.2 million shares of Union Bank of California, N.A. (the Bank) common stock owned directly by BTM. This share exchange provided the Company with a 100 percent ownership interest in the Bank. In addition, it increased BTM's ownership percentage of the Company to 82 percent from 81 percent.

    The exchange of shares was accounted for as a reorganization of entities under common control. Accordingly, amounts previously reported as Parent Direct Interest in Bank Subsidiary, including the proportionate share of net income, dividends, and other comprehensive income have been reclassified to combine them with the corresponding amounts attributable to the Company's common shareholders for all periods presented.

    On November 18, 1998, the Board of Directors approved the declaration of a 3-for-1 stock split effective for shareholders of record on December 7, 1998. Accordingly, all historical financial information has been restated as if the stock split had been in effect for all periods presented.

    The Company provides a wide range of financial services to consumers, small businesses, middle market companies and major corporations, primarily in California, Oregon and Washington, but also nationally and internationally.

    BASIS OF FINANCIAL STATEMENT PRESENTATION

    The accounting and reporting policies of the Company conform to generally accepted accounting principles (GAAP) and general practice within the banking industry. Those policies that materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    The Consolidated Financial Statements include the accounts of the Company. All material intercompany transactions and balances have been eliminated. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts for prior periods have been reclassified to conform with current financial statement presentation.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
    The unaudited consolidated financial statements of UnionBanCal Corporation and subsidiaries (the Company) as of September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial reporting. However, they do not include all of the disclosures necessary for annual financial statements in conformity with GAAP.

    CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest bearing deposits in banks and federal funds sold and securities purchased under resale agreements, substantially all of which have maturities less than 90 days.

    TRADING ACCOUNT ASSETS

    Trading account assets are those financial instruments that management acquires with the intent to hold for short periods of time in order to take advantage of anticipated changes in market values. Substantially all of these assets are securities with a high degree of liquidity and a readily determinable market value. Interest earned, paid, or accrued on trading account assets is included in interest income using a method that generally produces a level yield. Realized gains and losses from the close out of trading account positions and unrealized market value adjustments are recognized in noninterest income.

    SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY

    The Company's securities portfolios consist of debt and equity securities that are classified either as securities available for sale or securities held to maturity.

    Debt securities for which the Company has the positive intent and ability to hold until maturity are classified as securities held to maturity and carried at amortized cost.

    Debt securities and equity securities with readily determinable market values that are not classified as either held to maturity securities or trading account assets are classified as securities available for sale and carried at fair value, with the unrealized gains or losses reported net of taxes as a separate component of shareholders' equity until realized.

    Realized gains and losses arising from the sale of securities are based upon the specific identification method and included in noninterest income as securities gains (losses), net.

    Interest income on debt securities includes the amortization of premiums and the accretion of discounts using the effective interest method and is included in interest income on securities. Dividend income on equity securities is included in noninterest income.

    LOANS

    Loans are reported at the principal amounts outstanding, net of unamortized nonrefundable loan fees and related direct loan origination costs. Deferred net fees and costs are recognized in interest income over

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
the loan term using a method that generally produces a level yield on the unpaid loan balance. Nonrefundable fees and direct loan origination costs related to loans held for sale are deferred and recognized as a component of the gain or loss on sale. Interest income is accrued principally on a simple interest basis.

    Nonaccrual loans are those for which management has discontinued accrual of interest because there exists significant uncertainty as to the full and timely collection of either principal or interest or such loans have become contractually past due 90 days with respect to principal or interest.

    Interest accruals are continued for certain small business loans that are processed centrally, consumer loans, credit cards, and one-to-four family residential real estate loans. These loans are charged off or written down to their net realizable value based on delinquency time frames that range from 120 to 270 days, depending on the type of credit that has been extended. Interest accruals are also continued for loans that are both well-secured and in the process of collection. For this purpose, loans are considered well-secured if they are collateralized by property having a net realizable value in excess of the amount of principal and accrued interest outstanding or are guaranteed by a financially responsible and willing party. Loans are considered "in the process of collection" if collection is proceeding in due course either through legal action or other actions that are reasonably expected to result in the prompt repayment of the debt or in its restoration to current status.

    When a loan is placed on nonaccrual, all previously accrued but uncollected interest is reversed against current period operating results. All subsequent payments received are first applied to unpaid principal and then to uncollected interest. Interest income is accrued at such time as the loan is brought fully current as to both principal and interest, and, in management's judgment, such loans are considered to be fully collectible. However, Company policy also allows management to continue the recognition of interest income on certain loans designated as nonaccrual. This portion of the nonaccrual portfolio is referred to as "Cash Basis Nonaccrual" loans. This policy only applies to loans that are well secured and in management's judgment are considered to be fully collectible. Although the accrual of interest is suspended, any payments received may be applied to the loan according to its contractual terms and interest income recognized when cash is received.

    Loans are considered impaired when, based on current information, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including interest payments. Impaired loans are carried at the lower of the recorded investment in the loan, the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Additionally, some impaired loans with commitments of less than $1 million are aggregated for the purpose of measuring impairment using historical loss factors as a means of measurement. Excluded from the impairment analysis are large groups of smaller balance homogeneous loans such as consumer and residential mortgage loans.

    Renegotiated loans are those in which the Company has formally restructured a significant portion of the loan. The remaining portion is normally charged off, with a concession either in the form of below market rate financing, or debt forgiveness on the charged off portion. Loans that have been renegotiated and

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
have not met specific performance standards for payment are classified as renegotiated loans within the classification of nonperforming assets. Upon payment performance, such loans may be transferred from nonperforming status to accrual status.

    The Company offers primarily two types of leases to customers: 1) direct financing leases where the assets leased are acquired without additional financing from other sources, and 2) leveraged leases where a substantial portion of the financing is provided by debt with no recourse to the Company. Direct financing leases are carried net of unearned income, unamortized nonrefundable fees and related direct costs associated with the origination or purchase of leases. Leveraged leases are carried net of nonrecourse debt.

    ALLOWANCE FOR CREDIT LOSSES

    The Company's allowance for credit losses is maintained at a level considered by management to be adequate to absorb estimated credit losses and other credit-related charges. The allowance for credit losses is increased by the provision for credit losses, which is charged against current period operating results and decreased by the amount of credit losses, net of recoveries. Losses are fully or partially charged against the allowance for credit losses when, in management's judgment, the uncollectible portion of a loan's principal balance is determined. While management has segmented the allowance to various credit-related products, the allowance is general in nature and is available for all extension of credits, including off-balance sheet instruments.

    In evaluating the adequacy of the allowance for credit losses, management estimates the amount of the potential risk of loss for each loan that has been identified as having more than standard credit risk. Those estimates give consideration to general economic conditions and their effects on the borrower's industry, financial and management abilities and to current valuations of collateral where appropriate. An estimate for potential credit loss content is calculated for all loans not so identified based upon the risk characteristics of particular categories of loans and historical loss experience in the portfolio, adjusted, as appropriate, for the estimated effects of current economic conditions. Further consideration for the allocation is based on credit risk concentrations in the portfolio and commitments and contingent obligations under off-balance sheet commercial and standby letters of credit. For analytical purposes only, management attributes portions of the allowance for credit losses to individual loans or groups of loans. Although the allowance for credit losses is allocated to various portfolio segments, it is general in nature and is available for the loan portfolio in its entirety. Although management believes that the allowance for possible credit losses is adequate, future provisions will be subject to continuing evaluation of inherent risk in the loan portfolio and other credit exposures.

    A loan is considered impaired when management determines that it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan (including accrued interest, net deferred loan fees or cost and unamortized premium or discount) and the estimated present

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. An impairment is recognized by adjusting an allocation of the existing allowance for credit losses.

    PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of each asset. Lives of premises range from ten to forty years; lives of furniture and equipment range from three to eight years. Leasehold improvements are amortized over the term of the respective lease or 10 years, whichever is shorter.

    OTHER ASSETS

    Goodwill represents the excess of purchase price over the fair value of identifiable net assets of acquired companies and is reported as intangible assets. Goodwill is amortized using the straight-line method, generally over 15 years.

    Other real estate owned (OREO) represents the collateral acquired through foreclosure in full or partial satisfaction of the related loan. OREO is recorded at the lower of the loan's unpaid principal balance or its fair value as established by a current appraisal, adjusted for disposition costs. Any write-down at the date of transfer is charged to the allowance for credit losses. On an ongoing basis, OREO values, recorded in other assets, are reviewed annually and any decline in value is recognized as foreclosed asset expense in the current period. The net operating results from these assets are included in the current period in noninterest expense as foreclosed asset expense (income).

    DERIVATIVE INSTRUMENTS HELD FOR TRADING OR CUSTOMER ACCOMMODATION

    The Company enters into a variety of interest rate derivative contracts, primarily swaps and options and foreign exchange contracts, which include spot, futures, forward, swap and option positions either for trading purposes, based on management's intent at inception, or as an accommodation to customers.

    Derivatives held or issued for trading or customer accommodation are carried at fair value, with realized and unrealized changes in fair values on contracts included in noninterest income in the period in which the changes occur. Unrealized gains and losses are reported gross and included in trading account assets and other liabilities, respectively. Cash flows are reported net as operating activities.

    DERIVATIVE INSTRUMENTS HELD FOR PURPOSES OTHER THAN TRADING

    The Company enters into a variety of derivative contracts as a means of reducing the Company's interest rate and foreign exchange exposures. At inception these contracts are evaluated in order to determine if they qualify for hedge accounting treatment and are accounted for either on a deferral, accrual or market value basis, depending on the nature of the Company's hedge strategy and the method used to

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged. A monthly evaluation is performed to ensure that continuing correlation exists between the hedge and the item being hedged.

    Net interest settlements on interest rate swap, cap and floor agreements are recognized on an accrual basis as interest income or expense of the related asset or liability over the lives of the agreements. Premiums paid or received for interest rate caps and floors are amortized either to interest income or to expense of the related asset or liability over the lives of the agreements. If an agreement is terminated early, any resulting gain or loss is deferred and amortized as interest income or expense of the related asset or liability over the remaining life of the original agreement. Net settlement amounts are reported gross as other assets and other liabilities. Cash flows are reported net as operating activities.

    FOREIGN CURRENCY TRANSLATION

    Assets, liabilities and results of operations for foreign branches are recorded based on the functional currency of each branch. Since the functional currency of the branches is the local currency, the net assets are re-measured into U.S. dollars using a combination of current and historical exchange rates. The resulting gains or losses are included in shareholders' equity, on a net of tax basis.

    TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF
     LIABILITIES

    On January 1, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The Statement establishes standards for when transfers of financial assets, including those with continuing involvement by the transferor, should be considered a sale. SFAS No. 125 also establishes standards for when a liability should be considered extinguished. This Statement is effective for transfers of assets and extinguishments of liabilities occurring after December 31, 1996 and has been applied prospectively. Certain provisions of SFAS No. 125 have been postponed under SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125". SFAS No. 127 deferred for one year the effective date of implementation for transactions related to repurchase agreements, dollar-roll repurchase agreements, securities lending and similar transactions. Management determined that the effect of adoption of SFAS No. 127 on the Company's financial statements was not material.

    INCOME TAXES

    The Company files consolidated federal and combined state income tax returns. Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred taxes, which arise principally from temporary differences between the period in which certain income and expenses are recognized for financial accounting

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes. Under this method, the computation of the net deferred tax liability or asset gives current recognition to changes in the tax laws.

    NET INCOME PER COMMON SHARE

    Basic earnings per share (EPS) is computed by dividing net income after preferred dividends by the weighted average number of common shares outstanding during the period. Diluted EPS incorporates the dilutive effect of common stock equivalents outstanding on an average basis during the period. Stock options (see Note 12) are a common stock equivalent.

    The Company adopted the provisions of SFAS No. 128, "Earnings per Share", for the year ended December 31, 1997. As required by the provisions of the Statement, all prior period and interim period EPS data presented have been restated. This Statement simplifies the standards for computing EPS and makes them comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. In addition, all entities with complex capital structures are required to provide a dual disclosure of basic and diluted EPS on the face of the income statement and a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Also see Note 17.

    COMPREHENSIVE INCOME

    The Company has retroactively adopted SFAS No. 130, "Reporting Comprehensive Income", which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from non-owner sources. The adoption of this Statement resulted in a change in the financial statement presentation, but did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

    EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS

    The Company provides a variety of benefit and incentive compensation plans for eligible employees and retirees. Provisions for the costs of these employee benefit and incentive plans and postretirement benefit plans are accrued and charged to expense when the benefit is earned.

    STOCK-BASED COMPENSATION

    The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", on January 1, 1996. SFAS No. 123 establishes accounting and disclosure requirements using a fair value-based method of accounting for stock-based compensation plans.

    As allowed under the provisions of SFAS No. 123, the Company has chosen to continue to recognize compensation expense using the intrinsic value-based method of valuing stock options prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
Interpretations. Under the intrinsic value-based method, compensation cost is measured as the amount by which the quoted market price of the Company's stock at the date of grant exceeds the stock option exercise price.

    Compensation cost associated with the Company's unvested restricted stock issued under the management stock plan is measured based on the market price of the stock at the grant date and is expensed over the vesting period.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. Adoption of this Statement will not impact the Company's consolidated financial position, results of operations, or cash flows, and any effect will be limited to the form and content of its disclosures. The Statement is effective with the year-end 1998 financial statements.

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". The Standard revises the disclosure requirements for pensions and other postretirement benefits. This Statement is effective for fiscal years beginning after December 15, 1997. Adoption of this Statement will not impact the consolidated financial position, results of operations, or cash flows, and any effect is limited to the form and content of its disclosures.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. SFAS No. 133 requires that derivative instruments used to hedge be identified specifically to assets, liabilities, firm commitments or anticipated transactions and measured as effective and ineffective when hedging changes in fair value or cash flows. Derivative instruments that do not qualify as either a fair value or cash flow hedge will be valued at fair value with the resultant gain or loss recognized in current earnings. Changes in the effective portion of fair value hedges will be recognized in current earnings along with the change in fair value of the hedged item. Changes in the effective portion of the fair value of cash flow hedges will be recognized in other comprehensive income until realization of the cash flows of the hedged item through current earnings. Any ineffective portion of hedges will be recognized in current earnings. Management believes that, depending upon the accumulated net gain or loss of the effective portion of cash flow hedges at the date of adoption, the impact of SFAS No. 133 could have a material impact on other comprehensive income. However, Management believes that any ineffective portion of cash flow hedges or any other hedges will not have a material impact on the Company's financial position or results of operations. This Statement is effective for fiscal years beginning after June 15, 1999, with earlier application encouraged. The Company expects to adopt SFAS No. 133 as of January 1, 2000.

    In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise". This Statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities", which established

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
accounting and reporting standards for certain activities of mortgage banking and other similar enterprises. After securitization of mortgage loans held for sale, SFAS No. 134 requires an entity to classify the resulting mortgage-backed securities or other retained interests, based on its ability or intent to sell or hold those investments. Management believes that the adoption of SFAS No. 134 will have no impact on the Company's financial position or results of operations. This Statement is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company expects to adopt SFAS No. 134 on January 1, 1999.

    In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires the capitalization of eligible costs of specified activities related to computer software developed or obtained for internal use. Management believes that the adoption of SOP 98-1 will not have a material effect on the Company's financial position or results of operations. The Statement is effective for fiscal years beginning after December 15, 1998, with earlier adoption encouraged. The Company expects to adopt SOP 98-1 on January 1, 1999.

    In June 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires that entities expense start-up costs and organization costs as they are incurred. Management believes that the adoption of SOP 98-5 will not have a material effect on the Company's financial position or results of operations. The Statement is effective for fiscal years beginning after December 15, 1998, with earlier adoption encouraged. The Company expects to adopt SOP 98-5 on January 1, 1999.

NOTE 2 -- SECURITIES

    The amortized cost, gross unrealized gains, gross unrealized losses, and fair values of securities are presented below.

SECURITIES AVAILABLE FOR SALE

                                                                                DECEMBER 31, 1996
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED
(DOLLARS IN THOUSANDS)                                             COST         GAINS       LOSSES      FAIR VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury................................................  $  1,137,992   $   4,993    $   1,933   $  1,141,052
Other U.S. government........................................       687,717       4,993          779        691,931
Mortgage-backed securities...................................       193,531         400          274        193,657
State and municipal..........................................       101,006      13,749       --            114,755
Corporate debt securities....................................       --           --           --            --
Equity securities............................................        19,041       2,553       --             21,594
Foreign securities...........................................         1,136          72       --              1,208
                                                               ------------  -----------  -----------  ------------
    Total securities available for sale......................  $  2,140,423   $  26,760    $   2,986   $  2,164,197
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 2 -- SECURITIES (CONTINUED)

                                                                                DECEMBER 31, 1997
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED
(DOLLARS IN THOUSANDS)                                             COST         GAINS       LOSSES      FAIR VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury................................................  $    987,374   $  10,793    $     170   $    997,997
Other U.S. government........................................       709,536       6,005           67        715,474
Mortgage-backed securities...................................       679,692       3,331          265        682,758
State and municipal..........................................        90,937      13,236       --            104,173
Corporate debt securities....................................         2,698         311            1          3,008
Equity securities............................................        28,881       1,596          672         29,805
Foreign securities...........................................         5,132          39       --              5,171
                                                               ------------  -----------  -----------  ------------
    Total securities available for sale......................  $  2,504,250   $  35,311    $   1,175   $  2,538,386
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

SECURITIES HELD TO MATURITY

                                                                                  DECEMBER 31, 1996
                                                                   ------------------------------------------------
                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED
(DOLLARS IN THOUSANDS)                                                COST        GAINS       LOSSES     FAIR VALUE
-----------------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury....................................................  $   50,109   $   1,735    $  --       $   51,844
Other U.S. government............................................     139,188       4,412       --          143,600
Mortgage-backed securities.......................................      41,985       2,019           68       43,936
State and municipal..............................................      36,914         310        2,199       35,025
                                                                   ----------  -----------  -----------  ----------
    Total securities held to maturity............................  $  268,196   $   8,476    $   2,267   $  274,405
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------


                                                                                  DECEMBER 31, 1997
                                                                   ------------------------------------------------
                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED
(DOLLARS IN THOUSANDS)                                                COST        GAINS       LOSSES     FAIR VALUE
-----------------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury....................................................  $   40,092   $   1,333    $  --       $   41,425
Other U.S. government............................................      99,520       2,568       --          102,088
Mortgage-backed securities.......................................      24,477       1,745           14       26,208
State and municipal..............................................      24,686          75        1,367       23,394
                                                                   ----------  -----------  -----------  ----------
    Total securities held to maturity............................  $  188,775   $   5,721    $   1,381   $  193,115
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

    The amortized cost and fair value of securities, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,

                            AND CONDENSED NOTES FOR

              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 2 -- SECURITIES (CONTINUED)
MATURITY SCHEDULE OF SECURITIES

                                                                       SECURITIES                SECURITIES
                                                                   AVAILABLE FOR SALE         HELD TO MATURITY
                                                               --------------------------  ----------------------
                                                                   DECEMBER 31, 1997         DECEMBER 31, 1997
                                                               --------------------------  ----------------------
                                                                AMORTIZED        FAIR      AMORTIZED      FAIR
(DOLLARS IN THOUSANDS)                                             COST         VALUE         COST       VALUE
-------------------------------------------------------------  ------------  ------------  ----------  ----------
Due in one year or less......................................  $    321,459  $    322,592  $   22,699  $   22,801
Due after one year through five years........................     2,101,347     2,122,154     150,467     156,069
Due after five years through ten years.......................        15,950        18,508       2,596       2,536
Due after ten years..........................................        36,613        45,327      13,013      11,709
Equity securities............................................        28,881        29,805      --          --
                                                               ------------  ------------  ----------  ----------
  Total securities...........................................  $  2,504,250  $  2,538,386  $  188,775  $  193,115
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------

    During the quarter ended December 31, 1995, in accordance with guidance issued by the FASB, the Company reclassified from securities held to maturity to securities available for sale approximately $285 million at amortized cost of U.S. Treasury Notes (fair value $285 million) and $64 million at amortized cost of municipal bonds (fair value $72 million). During the years ended December 31, 1996 and 1997, there were no sales or transfers from the securities held to maturity portfolio.

    In 1995, proceeds from sales of securities available for sale were $241 million with gross realized gains of $2 million and gross realized losses of $3 million. In 1996, proceeds from sales of securities available for sale were $20 million with gross realized gains of $5 million and no gross realized losses. In 1997, proceeds from sales of securities available for sale were $172 million with gross realized gains of $3 million and no gross realized losses.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES

    A summary of loans net of unearned interest and fees of $150 million and $128 million at December 31, 1996 and 1997, respectively, is as follows:

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
(DOLLARS IN THOUSANDS)                                                                   1996           1997
-----------------------------------------------------------------------------------  -------------  -------------
Domestic:
  Commercial, financial and industrial.............................................  $   9,495,592  $  10,747,179
  Construction.....................................................................        357,817        293,333
  Mortgage:
    Residential....................................................................      2,960,908      2,961,233
    Commercial.....................................................................      2,597,616      2,951,807
                                                                                     -------------  -------------
      Total mortgage...............................................................      5,558,524      5,913,040
  Consumer:
    Installment....................................................................      2,063,434      2,090,752
    Home equity....................................................................      1,113,269        992,916
    Credit card and other lines of credit..........................................        303,235        270,097
                                                                                     -------------  -------------
      Total consumer...............................................................      3,479,938      3,353,765
  Lease financing..................................................................        800,048        874,860
                                                                                     -------------  -------------
      Total loans in domestic offices..............................................     19,691,919     21,182,177
Loans originated in foreign branches...............................................      1,357,868      1,559,231
                                                                                     -------------  -------------
      Total loans..................................................................     21,049,787     22,741,408
        Allowance for credit losses................................................        523,946        451,692
                                                                                     -------------  -------------
      Loans, net...................................................................  $  20,525,841  $  22,289,716
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    Changes in the allowance for credit losses were as follows:

                                                                                   YEARS ENDED DECEMBER 31,
                                                                             -------------------------------------
(DOLLARS IN THOUSANDS)                                                          1995         1996         1997
---------------------------------------------------------------------------  -----------  -----------  -----------
Balance, beginning of year.................................................  $   563,142  $   555,149  $   523,946
Loans charged off..........................................................     (133,599)    (119,100)    (122,779)
Loan loss recoveries.......................................................       72,403       48,024       51,014
                                                                             -----------  -----------  -----------
    Total net loans charged off............................................      (61,196)     (71,076)     (71,765)
Provision for credit losses................................................       53,250       40,000      --
Transfer of reserve for trading account assets.............................      --           --           --
Foreign translation adjustment and other net deductions....................          (47)        (127)        (489)
                                                                             -----------  -----------  -----------
Balance, end of year.......................................................  $   555,149  $   523,946  $   451,692
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED)
    Nonaccrual loans totaled $128 million and $109 million at December 31, 1996 and 1997, respectively. A significant portion of these loans were real estate related. There were no renegotiated loans at December 31, 1996 and 1997. Interest foregone on loans designated as nonaccrual at December 31, 1995, 1996 and 1997 was $18 million, $9 million and $6 million, respectively.

    LOAN IMPAIRMENT

    Impaired loans of the Company include commercial, financial and industrial, construction and commercial mortgage loans designated as nonaccrual. When the value of an impaired loan is less than the recorded investment in the loan, a portion of the Company's allowance for credit losses is allocated as an impairment allowance.

    Effective January 1, 1995, the Company's policy for recognition of interest income, charge-offs of loans, and application of payments on impaired loans is the same as the policy applied to nonaccrual loans.

    The following table sets forth information about the Company's impaired loans at the dates indicated.

                                                                                          DECEMBER 31,
                                                                               ----------------------------------
(DOLLARS IN THOUSANDS)                                                            1995        1996        1997
-----------------------------------------------------------------------------  ----------  ----------  ----------
Impaired loans with an allowance.............................................  $   58,584  $   69,886  $   59,351
Impaired loans without an allowance(1).......................................     114,611      43,962      49,033
                                                                               ----------  ----------  ----------
    Total impaired loans(2)..................................................  $  173,195  $  113,848  $  108,384
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Allowance for impaired loans.................................................  $   15,837  $   21,260  $    9,418
Average balance of impaired loans during the year............................  $  277,955  $  145,351  $  120,096

------------------------

(1) These loans do not require an allowance for credit losses since the fair values of the impaired loans equal or exceed the recorded investments in the loans.

(2) This amount was evaluated for impairment using three measurement methods as follows: $64 million, $38 million, and $27 million was evaluated using the present value of the expected future cash flows at December 31, 1995, 1996 and 1997, respectively; $95 million, $45 million, and $53 million was evaluated using the fair value of the collateral at December 31, 1995, 1996 and 1997, respectively; $14 million, $31 million, and $28 million was evaluated using historical loss factors at December 31, 1995, 1996 and 1997, respectively.

    Interest income recognized on nonaccrual loans was $11 million, $5 million and $3 million for the years ended December 31, 1995, 1996 and 1997, respectively.

    RELATED PARTY LOANS

    The Company in some cases makes loans to related parties including its directors, executive officers and their affiliated companies. At December 31, 1996, related party loans outstanding to individuals who served as directors or executive officers at anytime during the year totaled $79 million as compared to $38 million at December 31, 1997. In the opinion of management, these related party loans were made on substantially the

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED) same terms, including interest rates and collateral requirements, as those terms prevailing at the date these loans were made. During 1996 and 1997, there were no loans to related parties which were charged off. Additionally, at December 31, 1996 and 1997, there were no loans to related parties which were nonperforming.

NOTE 4 -- PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost, less accumulated depreciation and amortization. As of December 31, 1996 and 1997, the amounts were:

                                                                                    DECEMBER 31,
                                                     --------------------------------------------------------------------------
                                                                     1996                                  1997
                                                     ------------------------------------  ------------------------------------
                                                                ACCUMULATED                           ACCUMULATED
                                                                DEPRECIATION                          DEPRECIATION
                                                                    AND        NET BOOK                   AND        NET BOOK
(DOLLARS IN THOUSANDS)                                 COST     AMORTIZATION     VALUE       COST     AMORTIZATION     VALUE
---------------------------------------------------  ---------  ------------  -----------  ---------  ------------  -----------
Land...............................................  $  73,309   $   --        $  73,309   $  69,290   $   --        $  69,290
Premises...........................................    264,545       98,785      165,760     253,752      101,997      151,755
Leasehold improvements.............................    124,065       75,264       48,801     135,609       80,019       55,590
Furniture, fixtures and equipment..................    362,063      239,312      122,751     400,774      271,110      129,664
                                                     ---------  ------------  -----------  ---------  ------------  -----------
  Total............................................  $ 823,982   $  413,361    $ 410,621   $ 859,425   $  453,126    $ 406,299
                                                     ---------  ------------  -----------  ---------  ------------  -----------
                                                     ---------  ------------  -----------  ---------  ------------  -----------

    Rental, depreciation and amortization expense were as follows:

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                   -------------------------------
(DOLLARS IN THOUSANDS)                                                               1995       1996       1997
---------------------------------------------------------------------------------  ---------  ---------  ---------
Rental expense of premises.......................................................  $  53,493  $  66,189  $  46,556
Less: rental income..............................................................     11,050     11,904     11,049
                                                                                   ---------  ---------  ---------
  Net rental expense.............................................................  $  42,443  $  54,285  $  35,507
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Other net rental expense (income), primarily for equipment.......................  $   2,705  $   2,218  $     298
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Depreciation and amortization of premises and equipment..........................  $  49,036  $  51,821  $  53,652
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 4 -- PREMISES AND EQUIPMENT (CONTINUED)
    Future minimum operating lease payments are as follows.

(DOLLARS IN THOUSANDS)                                                                           DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------  -----------------
Years ending December 31,
  1998.........................................................................................     $    48,156
  1999.........................................................................................          46,564
  2000.........................................................................................          38,078
  2001.........................................................................................          33,793
  2002.........................................................................................          23,654
  Later years..................................................................................         127,654
                                                                                                       --------
Total minimum operating lease payments.........................................................     $   317,899
                                                                                                       --------
                                                                                                       --------
Minimum rental income due in the future under noncancellable subleases.........................     $    36,349
                                                                                                       --------
                                                                                                       --------

    Included in other liabilities in the accompanying December 31, 1997 Consolidated Balance Sheet is $13 million of future operating lease payments accrued in connection with the Merger (also see Note 7).

    A majority of the leases provide for the payment of taxes, maintenance, insurance and certain other expenses applicable to the leased premises. Many of the leases contain extension provisions, escalation clauses and purchase options. There are no restrictions on paying dividends, incurring additional debt or negotiating additional leases under the terms of the present lease agreements.

NOTE 5 -- DEPOSITS

    At December 31, 1997, the Company had $155 million in domestic interest bearing time deposits exceeding $100,000 with a remaining term of greater than one year. Maturity information for those deposits is summarized below.

(DOLLARS IN THOUSANDS)                                                                           DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------  -----------------
Due after one year through two years...........................................................     $    82,707
Due after two years through three years........................................................          30,064
Due after three years through four years.......................................................          21,854
Due after four years through five years........................................................          17,642
Due after five years...........................................................................           2,681
                                                                                                       --------
    Total......................................................................................     $   154,948
                                                                                                       --------
                                                                                                       --------

    Substantially all of the foreign interest bearing time deposits exceeding $100,000 mature in less than one year.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 6 -- EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS

    RETIREMENT PLANS

    Between April 1, 1996 and December 31, 1996, the Company maintained two retirement plans, one covering former Union Bank employees and the other covering former BanCal Tri-State Corporation employees. Effective January 1, 1997, the Union Bank Retirement Plan was amended and renamed the Union Bank of California, N.A. Retirement Plan (the Plan). In addition, the plan covering former BanCal Tri-State Corporation employees was terminated and all account balances became fully vested. Employees of the former BanCal Tri-State Corporation entered the Plan on January 1, 1997.

    The Plan is a noncontributory defined benefit plan that provides retirement benefits based on years of credited service and the final average compensation amount, as defined in the Plan. Employees become eligible for this plan after one year of service and become fully vested after five years of service. Prior Bank of California participants received credited service from date of hire for vesting, eligibility and early retirement purposes, but only received service from January 1, 1997 for benefit purposes. The Company's funding policy is to make contributions equal to the maximum deductible amount as allowed by the Internal Revenue Code. Contributions are intended to provide not only for benefits attributed to services to date, but also for those expected to be earned in the future. Plan assets are invested in U.S. government securities, corporate bonds, and commingled investment funds.

    The following sets forth the funded status of the Plan and the amounts recognized in the Company's Consolidated Balance Sheets at December 31, 1996 and 1997.

                                                                                      DECEMBER 31,
                                                                                ------------------------
(DOLLARS IN THOUSANDS)                                                             1996         1997
------------------------------------------------------------------------------  -----------  -----------
Accumulated benefit obligation:
  Actuarial present value of benefits for services rendered to date:
    Vested....................................................................  $  (241,188) $  (297,646)
    Non-vested................................................................      (27,821)     (30,858)
                                                                                -----------  -----------
      Total...................................................................  $  (269,009) $  (328,504)
                                                                                -----------  -----------
                                                                                -----------  -----------
Projected benefit obligation..................................................  $  (323,646) $  (400,958)

Fair value of plan assets.....................................................      381,194      460,501
                                                                                -----------  -----------
  Projected benefit obligation less than plan assets..........................       57,548       59,543
Prior service cost not yet recognized in net periodic pension cost............        5,165       12,915
Unrecognized net gain due to change of assumptions and experience different
 from assumptions made........................................................      (29,660)     (37,717)
Unrecognized transition asset at January 1, 1986, being recognized over 13.4
 years........................................................................         (359)        (210)
                                                                                -----------  -----------
      Prepaid pension costs included in other assets..........................  $    32,694  $    34,531
                                                                                -----------  -----------
                                                                                -----------  -----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 6 -- EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
    The following items are components of net pension expense.

                                                                           YEARS ENDED DECEMBER 31,
                                                                      ----------------------------------
(DOLLARS IN THOUSANDS)                                                   1995        1996        1997
--------------------------------------------------------------------  ----------  ----------  ----------
Service cost -- present value of benefits earned....................  $   10,516  $   12,651  $   20,667
Interest cost on projected benefit obligation.......................      19,637      22,043      25,049
Less return on plan assets:
  Actual gain.......................................................     (63,304)    (44,210)    (66,819)
  Gains in excess of expected return on plan assets.................      42,286      20,333      39,700
                                                                      ----------  ----------  ----------
    Expected return on plan assets..................................     (21,018)    (23,877)    (27,119)
Amortization of prior service cost..................................       2,108       2,108       3,175
Amortization of transition asset....................................        (149)       (149)       (149)
                                                                      ----------  ----------  ----------
    Net pension expense.............................................  $   11,094  $   12,776  $   21,623
                                                                      ----------  ----------  ----------
                                                                      ----------  ----------  ----------

    The following summarizes the assumptions used in computing the present value of the accumulated benefit obligation, the present value of the projected benefit obligation and the net pension expense.

                                                                                   YEARS ENDED DECEMBER 31,
                                                                                -------------------------------
                                                                                  1995       1996       1997
                                                                                ---------  ---------  ---------
Discount rate in determining expense..........................................       7.50%      7.50%      7.50%
Discount rate in determining benefit obligations at year end..................       7.50       7.50       7.00
Rate of increase in future compensation levels for determining expense........       5.50       5.50       5.50
Rate of increase in future compensation levels for determining benefit
 obligations at year end......................................................       5.50       5.50       5.00
Expected return on plan assets................................................       8.25       8.25       8.25

    The former BanCal Tri-State Corporation retirement plan, which was terminated effective January 1, 1997, was a defined contribution plan. The Company's expense for pension contributions for the years ended December 31, 1995 and 1996 was $6 million and $5 million, respectively.

    EXECUTIVE SUPPLEMENTAL BENEFIT PLANS

    The Company has several Executive Supplemental Benefit Plans (ESBP) which provide eligible employees with supplemental retirement benefits. The plans are unfunded. The accrued liability for ESBP's included in other liabilities in the Consolidated Balance Sheets was $35 million at December 31, 1996 and $39 million at December 31, 1997. The Company's expense relating to the ESBP's was $3 million for the year ended December 31, 1995 and $4 million for each of the years ended December 31, 1996 and 1997.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 6 -- EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
    SECTION 401(K) SAVINGS PLANS

    The Company has a defined contribution plan authorized under Section 401(k) of the Internal Revenue Code. All benefits-eligible employees with at least one year of service are eligible to participate in the plan. Employees may contribute up to 16 percent of their pre-tax covered compensation or up to 10 percent of their after-tax covered compensation through salary deductions. The Company contributes 50 percent of every pre-tax dollar an employee contributes up to the first 6 percent of the employee's pre-tax covered compensation. Effective January 1, 1997, employees are fully vested in the employer's contributions immediately. In addition, the Company may make a discretionary annual profit-sharing contribution up to 2.5 percent of an employee's pay. This profit-sharing contribution is for all eligible employees, regardless of whether an employee is participating in the 401(k) plan, and depends on the Bank's annual financial performance. All employer contributions are tax deductible by the Company. The Company's combined matching contribution expense was $9 million, $9 million and $13 million for the years ended December 31, 1995, 1996 and 1997, respectively.

    OTHER POSTRETIREMENT BENEFITS

    The Company provides certain health care and life insurance benefits for its retired employees. The health care cost is shared between the Company and the retiree. The life insurance plan is noncontributory. The accounting for the health care plan anticipates future cost-sharing changes to the written plan that are consistent with the Company's intent to maintain a level of cost-sharing at approximately 25 percent. Assets set aside to cover such obligations are primarily invested in mutual funds.

    The following table sets forth the plan's combined funded status recognized.

                                                                                    DECEMBER 31,
                                                                             --------------------------
(DOLLARS IN THOUSANDS)                                                           1996          1997
---------------------------------------------------------------------------  ------------  ------------
Accumulated postretirement benefit obligation:
  Retirees.................................................................   $  (48,747)   $  (48,519)
  Fully eligible plan participants.........................................      (11,876)      (12,208)
  Other active plan participants...........................................      (19,651)      (18,581)
                                                                             ------------  ------------
    Accumulated postretirement obligation..................................      (80,274)      (79,308)
Fair value of plan assets..................................................       21,703        31,136
                                                                             ------------  ------------
  Accumulated postretirement obligation in excess of plan assets...........      (58,571)      (48,172)
Unrecognized net gain due to change in assumption and experience different
 from assumptions made.....................................................      (14,829)      (21,119)
Unrecognized transition obligation.........................................       63,800        59,813
                                                                             ------------  ------------
    Accrued postretirement benefit cost....................................   $   (9,600)   $   (9,478)
                                                                             ------------  ------------
                                                                             ------------  ------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 6 -- EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
    The following table sets forth the components of postretirement benefit expense.

                                                                      YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------
(DOLLARS IN THOUSANDS)                                            1995          1996          1997
------------------------------------------------------------  ------------  ------------  ------------
Service cost................................................   $    1,792    $    1,741    $    3,123
Interest cost...............................................        6,091         5,581         5,150
Actual return on plan assets................................       (3,337)       (2,590)       (4,445)
Net amortization and deferral...............................        5,559         4,397         4,826
                                                              ------------  ------------  ------------
  Net periodic postretirement benefit cost..................   $   10,105    $    9,129    $    8,654
                                                              ------------  ------------  ------------
                                                              ------------  ------------  ------------

Postretirement benefit claims paid for the year.............   $    5,309    $    3,808    $    3,787
                                                              ------------  ------------  ------------
                                                              ------------  ------------  ------------

    The unrecognized transition obligation recorded on January 1, 1993 is being amortized over 20 years.

    For 1995, the former Union Bank assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the HMO plan. For future periods the assumed rate for the indemnity plan gradually decreased from 9 percent to 5.5 percent in 2007 and remained level thereafter. The assumed rate of change on the HMO plan increased for the remainder of the decade, then gradually decreased to 5.5 percent in the year 2007 and thereafter.

    For 1995, former BanCal Tri-State Corporation assumed an 11.5 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan. For future periods, the assumed rate for the indemnity plan gradually decreased from 11.5 percent to 5.5 percent in 2003 and remained level thereafter.

    For 1996, the Company assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the HMO plan. For future periods the assumed rate for the indemnity plan gradually decreased from 9 percent to
5.5 percent in 2007 and remained level thereafter. The assumed rate of change on the HMO plan increased to 7 percent in 1997 and then gradually decreased to 5.5 percent in the year 2007 and thereafter.

    For 1997, the Company assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the health maintenance organization (HMO) plan. For future periods, the rate for the indemnity plan was expected to gradually decrease from 9 percent to 5.5 percent in 2007 and remain at that level thereafter. The rate for the HMO plan was expected to increase after one year of being at a low rate and then gradually decrease to 5.5 percent in the year 2007 and thereafter.

    The healthcare cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 6 -- EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
increase the accumulated postretirement benefit obligation as of December 31, 1997 by $11 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $1 million.

    The discount rate used in determining the actuarial present value of the accumulated postretirement benefit obligation was 7.50% as of December 31, 1995 and 1996 and 7.00% as of December 31, 1997. The estimated rate of return on plan assets was 8.00% as of December 31, 1995, 1996 and 1997.

NOTE 7 -- OTHER EXPENSES

    The detail of other expenses is as follows:

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
(DOLLARS IN THOUSANDS)                                                            1995        1996        1997
-----------------------------------------------------------------------------  ----------  ----------  ----------
Merchant transaction processing fees.........................................  $   31,288  $   37,091  $   42,274
Communications...............................................................      35,806      40,133      42,372
Professional services........................................................      26,197      24,342      28,075
Advertising and public relations.............................................      20,911      28,788      28,664
Data processing..............................................................      18,557      22,140      25,973
Printing and office supplies.................................................      22,626      27,085      24,098
Regulatory assessments.......................................................      23,431       4,048       5,778
Other........................................................................     117,908     114,400     129,251
                                                                               ----------  ----------  ----------
    Total other expenses.....................................................  $  296,724  $  298,027  $  326,485
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    In connection with the Merger, the Company incurred merger and integration expense of $117 million and $6 million for the years ended 1996 and 1997, respectively, as summarized in the following table.

                                                                                             YEARS ENDED DECEMBER
                                                                                                      31,
                                                                                             ---------------------
(DOLLARS IN THOUSANDS)                                                                          1996       1997
-------------------------------------------------------------------------------------------  ----------  ---------
Balance, accrued merger and integration expense, beginning of year.........................  $   --      $  54,344
Provision for merger and integration costs.................................................     117,464      6,037
Utilization:
  Cash.....................................................................................      40,155     35,809
  Noncash..................................................................................      22,965      1,642
                                                                                             ----------  ---------
    Total utilization......................................................................      63,120     37,451
                                                                                             ----------  ---------
Balance, accrued merger and integration expense, end of year...............................  $   54,344  $  22,930
                                                                                             ----------  ---------
                                                                                             ----------  ---------

    Total merger and integration expense of $124 million was recorded to cover $38 million of personnel expense for severance, retention and other employee related costs, $54 million for facilities expense related

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 7 -- OTHER EXPENSES (CONTINUED)
to redundant banking facilities, and $32 million in professional services and other expense. At December 31, 1997, the liability balance included amounts primarily for severance payments that are being paid on a periodic basis and for operating lease payments related to redundant banking facilities which are continuing over the expected term of the leases.

NOTE 8 -- INCOME TAXES

    The components of income tax expense were as follows:

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
(DOLLARS IN THOUSANDS)                                                            1995        1996        1997
-----------------------------------------------------------------------------  ----------  ----------  ----------
Taxes currently payable:
  Federal....................................................................  $   96,732  $   86,159  $  168,375
  State......................................................................      42,356      23,180       8,441
  Foreign....................................................................       3,430       2,895       2,092
                                                                               ----------  ----------  ----------
    Total currently payable..................................................     142,518     112,234     178,908
                                                                               ----------  ----------  ----------
Taxes deferred:
  Federal....................................................................      34,839      47,575      49,437
  State......................................................................      16,005       3,455      10,499
  Foreign....................................................................          (3)       (372)       (122)
                                                                               ----------  ----------  ----------
    Total deferred...........................................................      50,841      50,658      59,814
                                                                               ----------  ----------  ----------
    Total income tax expense.................................................  $  193,359  $  162,892  $  238,722
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 8 -- INCOME TAXES (CONTINUED)
    The components of the net deferred tax balances of the Company were as follows:

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
(DOLLARS IN THOUSANDS)                                                                         1996        1997
------------------------------------------------------------------------------------------  ----------  ----------
Deferred tax assets:
  Allowance for credit losses.............................................................  $  195,128  $  169,769
  Accrued income & expense................................................................      31,964      21,987
  Accrued merger expense..................................................................      22,051      15,641
  Deferred state taxes....................................................................      13,572      21,063
  Other...................................................................................       2,567       7,585
                                                                                            ----------  ----------
    Total deferred tax assets.............................................................     265,282     236,045
                                                                                            ----------  ----------
Deferred tax liabilities:
  Leasing.................................................................................     276,922     297,891
  Depreciation............................................................................      13,809      17,192
  Unrealized gain on securities available for sale........................................       9,711      13,536
                                                                                            ----------  ----------
    Total deferred tax liabilities........................................................     300,442     328,619
                                                                                            ----------  ----------
      Net deferred tax liability..........................................................  $   35,160  $   92,574
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The following table is an analysis of the effective tax rate.

                                                                                               YEARS ENDED DECEMBER 31,
                                                                                         -------------------------------------
                                                                                            1995         1996         1997
                                                                                            -----        -----        -----
Federal income tax rate................................................................          35%          35%          35%
Net tax effects of:
  State income taxes, net of federal income tax benefit................................           5            4            2
  Tax-exempt interest income...........................................................          (1)          (1)          (1)
  Amortization of intangibles..........................................................           1            1            1
  Other................................................................................          (2)           1           --
                                                                                                 --           --           --
    Effective tax rate.................................................................          38%          40%          37%
                                                                                                 --           --           --
                                                                                                 --           --           --

    During 1997, the Company received a refund from the State of California Franchise Tax Board of approximately $25 million (net of federal taxes of $17 million) in settlement of litigation, administration and audit disputes covering the years 1975-1987. The refund was recorded as a reduction to state income tax expense.

    During the nine months ended September 30, 1998, a reduction in state income tax liabilities of $52.4 million, net of federal tax, was recorded. Of the $52.4 million reduction, $29 million related to the reversal of previously accrued 1997 state income tax liabilities and $23.4 million related to a lower tax

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 8 -- INCOME TAXES (CONTINUED)
provision in 1998. The decrease in the effective tax rate in 1998 resulted from the Company's ability to file California franchise tax returns on a worldwide unitary basis, which incorporates the financial results of BTM and its worldwide affiliates.

    Federal and state tax returns for several years are under or subject to examination by the respective taxing authorities. Although the ultimate outcome of such examinations cannot be determined at this time, management believes that the resolution of issues that have been or may be raised will not have a material adverse effect on the Company's consolidated financial position or results of operations.

NOTE 9 -- BORROWED FUNDS

    The following is a summary of the major categories of borrowed funds.

                                                                                               DECEMBER 31,
                                                                                        --------------------------
(DOLLARS IN THOUSANDS)                                                                      1996          1997
--------------------------------------------------------------------------------------  ------------  ------------
Federal funds purchased and securities sold under repurchase agreements with weighted average interest rates of 5.09% and 5.38% at December 31, 1996 and 1997, respectively........................................................................  $  1,322,654  $  1,335,884
Commercial paper with weighted average interest rates of 5.34% and 5.64% at December
  31, 1996 and 1997, respectively.....................................................     1,495,463       966,575
Other borrowed funds with weighted average interest rates of 5.66% and 6.23% at
  December 31, 1996 and 1997, respectively............................................       749,422       476,010
                                                                                        ------------  ------------
    Total borrowed funds..............................................................  $  3,567,539  $  2,778,469
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Federal funds purchased and securities sold under repurchase agreements:
  Maximum outstanding at any month end................................................  $  1,322,654  $  1,575,930
  Average balance during the year.....................................................       933,433     1,097,707
  Weighted average interest rate during the year......................................          5.05%         5.33%

Commercial paper:
  Maximum outstanding at any month end................................................  $  1,854,576  $  1,876,135
  Average balance during the year.....................................................     1,620,087     1,637,070
  Weighted average interest rate during the year......................................          5.40%         5.49%

*Other borrowed funds:
  Maximum outstanding at any month end................................................  $  1,697,236  $    851,694
  Average balance during the year.....................................................     1,119,051       635,900
  Weighted average interest rate during the year......................................          5.59%         5.42%

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 10 -- SUBORDINATED CAPITAL NOTES AND PREFERRED STOCK

    The following is a summary of capital notes which are subordinated to other obligations of the Company.

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
(DOLLARS IN THOUSANDS)                                                                         1996        1997
------------------------------------------------------------------------------------------  ----------  ----------
Floating rate notes due June 2007. These notes bear interest at 0.325% above 3-month
  London Interbank Offered Rate (LIBOR) and are payable to the holder of the note (BTM at
  December 31, 1997)......................................................................  $   --      $  200,000
Floating rate notes due July 2000. These notes bear interest at 0.30% above 3-month
  LIBOR...................................................................................      98,000      98,000
Floating rate notes due July 1997 and July 1998. These notes bear interest at 0.25% above
  3-month LIBOR and are payable to BTM....................................................     100,000      50,000
8.00% fixed rate notes due February 2002. The notes were called at par on February 25,
  1997....................................................................................     100,000      --
6.67% fixed rate notes due August 2002. The notes were called at par on August 20, 1997...      50,000      --
Fixed rate and floating rate notes matured in October 1997, with $23,000 bearing interest at fixed rates of 10.05% to 10.14% and notes totaling $11,000 bearing interest at 0.375%
  above 3-month LIBOR.....................................................................      34,000      --
                                                                                            ----------  ----------
    Total subordinated capital notes......................................................  $  382,000  $  348,000
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    All of the above notes qualify as Tier 2 risk-based capital under the Federal Reserve guidelines for assessing regulatory capital. For the total risk-based capital ratio, the amount of notes which qualify as capital is reduced as the notes approach maturity. At December 31, 1996 and 1997, $219 million and $239 million, respectively, of the notes qualified as risk-based capital.

    Provisions of several of the notes restrict the use of the Company's property as security for borrowings, and place limitations on leases, indebtedness, distributions to shareholders, mergers, sales of certain assets, transactions with affiliates and changes in majority stock ownership of the Company.

    The following table presents the maturities of subordinated capital notes.

(DOLLARS IN THOUSANDS)                                                       DECEMBER 31, 1997
---------------------------------------------------------------------------  -----------------
Years ending December 31,
  1998.....................................................................     $    50,000
  2000.....................................................................          98,000
  Years after 2002.........................................................         200,000
                                                                                   --------
    Total..................................................................     $   348,000
                                                                                   --------
                                                                                   --------

    At December 31, 1996, the Company had outstanding 1,350,000 shares (or 5,400,000 depositary shares) of 8 3/8% Noncumulative Preferred Stock, Series A (Preferred Stock) totaling $135 million. On September 3, 1997, the Company redeemed all 1,350,000 outstanding shares of its Preferred Stock, reducing shareholders'

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 10 -- SUBORDINATED CAPITAL NOTES AND PREFERRED STOCK (CONTINUED) equity by $135 million. The redemption price was equal to the stated value of $100 per share of Preferred Stock (equivalent to $25 per depositary share), plus $2 million in accrued and unpaid dividends to the redemption date. The redemption was funded by proceeds from the issuance of $200 million in subordinated capital notes in June 1997.

NOTE 11 -- DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    The Company has a dividend reinvestment and stock purchase plan for shareholders. The plan allows shareholders to automatically reinvest all or part of their dividends in additional shares of the Company's common stock at a cost of 5 percent below the market price. Participating shareholders also have the option of purchasing additional shares at full market price with cash payments of $25 to $3,000 per quarter. The Company obtains shares required for reinvestment through open market purchases or by the issuance of new shares from its authorized but unissued stock. During the years ended December 31, 1995, 1996, and 1997, 1,862,034; 155,724; and, 131,127 shares, respectively, were required for dividend reinvestment purposes, of which 1,862,034; 71,706; and, 3,897 shares were considered new issuances during 1995, 1996 and 1997, respectively. BTM discontinued its participation in the plan after the quarter ended March 31, 1995 and did not participate in the plan as of December 31, 1997.

NOTE 12 -- MANAGEMENT STOCK PLAN

    The Company has a management stock plan (the Stock Plan) which has 6,600,000 shares of the Company's common stock authorized to be awarded to key employees and outside directors of the Company and its subsidiaries at the discretion of the Executive Compensation and Benefits Committee of the Board of Directors (the Committee). The combined number of shares that are granted under the Stock Plan cannot exceed 6,600,000 shares of the Company's common stock. Committee members and employees on rotational assignment from BTM are not eligible for stock awards.

    The Committee determines the term of each stock option grant, up to a maximum of ten years from the date of grant. The exercise price of the options issued under the Stock Plan shall not be less than the fair market value on the date the option is granted. Unvested restricted stock issued under the Stock Plan is shown as a reduction to retained earnings. The value of the restricted shares at the date of grant is amortized to compensation expense over its vesting period. All cancelled or forfeited options and restricted stock become available for future grants.

    In 1995, 1996 and 1997, the Company granted options to various key employees, including principal officers, under the Stock Plan. The stock options vest pro rata on each anniversary of the grant date and become fully exercisable three years from the grant date, provided that the employee has completed the specified continuous service requirement. They vest earlier if the employee dies, is permanently and totally disabled, or retires under certain grant, age and service conditions.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)
    The following is a summary of stock option transactions under the Stock
Plan.

                                                        YEARS ENDED DECEMBER 31,
                       -------------------------------------------------------------------------------------------
                                   1995                           1996                           1997
                       -----------------------------  -----------------------------  -----------------------------
                       NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE
                         SHARES     EXERCISE PRICE      SHARES     EXERCISE PRICE      SHARES     EXERCISE PRICE
                       ----------  -----------------  ----------  -----------------  ----------  -----------------
Options outstanding,
 beginning of year...     740,502      $    9.94       1,082,106      $   10.42       1,263,807      $   12.13
  Granted............     389,100          11.25         277,200          18.29         441,900          22.13
  Exercised..........     (47,496)          9.83         (80,496)         10.69        (289,029)         10.84
  Forfeited..........      --             --             (15,003)        --             (19,500)         22.13
                       ----------                     ----------                     ----------
Options outstanding,
 end of year.........   1,082,106      $   10.42       1,263,807      $   12.13       1,397,178      $   15.41
                       ----------                     ----------                     ----------
                       ----------                     ----------                     ----------
Options exercisable,
 end of year.........     407,466      $    9.78         686,145      $   10.38         712,107      $   11.50
                       ----------                     ----------                     ----------
                       ----------                     ----------                     ----------

    The weighted-average fair value of options granted was $3.13 during 1995, $6.00 during 1996, and $6.94 during 1997.

    The following table summarizes information about stock options outstanding.

                         OPTIONS OUTSTANDING AT DECEMBER 31, 1997          OPTIONS EXERCISABLE AT
                     ------------------------------------------------        DECEMBER 31, 1997
                                  WEIGHTED-AVERAGE                     ------------------------------
     RANGE OF          NUMBER        REMAINING      WEIGHTED-AVERAGE     NUMBER     WEIGHTED-AVERAGE
  EXERCISE PRICES    OUTSTANDING  CONTRACTUAL LIFE   EXERCISE PRICE    EXERCISABLE   EXERCISE PRICE
-------------------  -----------  ----------------  -----------------  -----------  -----------------
   $6.66 - 9.08         267,408      5.0 years          $    8.34         267,408       $    8.34
   11.25 - 12.83        456,114         6.2                 11.76         348,867           11.92
       18.29            251,256         7.7                 18.29          83,832           18.29
       22.13            422,400         9.1                 22.13          12,000           22.13
                     -----------                                       -----------
                      1,397,178                                           712,107
                     -----------                                       -----------
                     -----------                                       -----------

    In 1995, 1996 and 1997, the Company also granted 231,210; 133,440; and,
178,320 shares, respectively, of restricted stock to key officers, including executive officers, under the Stock Plan. The awards of restricted stock vest pro rata on each anniversary of the grant date and become fully vested four years from the grant date, provided that the employee has completed the specified continuous service requirement. They vest earlier if the employee dies, is permanently and totally disabled, or retires under certain grant, age and service conditions. Restricted shareholders have the right to vote their restricted shares and receive dividends.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)
    The following is a summary of restricted stock transactions under the Stock Plan.

                                                        YEARS ENDED DECEMBER 31,
                       -------------------------------------------------------------------------------------------
                                   1995                           1996                           1997
                       -----------------------------  -----------------------------  -----------------------------
                                   WEIGHTED-AVERAGE               WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                       NUMBER OF      GRANT DATE      NUMBER OF      GRANT DATE      NUMBER OF      GRANT DATE
                         SHARES       FAIR VALUE        SHARES       FAIR VALUE        SHARES       FAIR VALUE
                       ----------  -----------------  ----------  -----------------  ----------  -----------------
Restricted stock
 awards outstanding,
 beginning of year...     817,608      $    8.25       1,044,951      $    8.99       1,166,820      $   10.04
  Granted............     231,210          11.61         133,440          18.29         178,320          22.18
  Cancelled..........      (3,867)          9.72         (11,571)         10.78          (7,923)         20.08
                       ----------                     ----------                     ----------
Restricted stock
 awards outstanding,
 end of year.........   1,044,951      $    8.99       1,166,820      $   10.04       1,337,217      $   11.59
                       ----------                     ----------                     ----------
                       ----------                     ----------                     ----------
Restricted stock
 awards vested, end
 of year.............     568,449      $    7.81         764,670      $    8.35         942,738      $    9.17
                       ----------                     ----------                     ----------
                       ----------                     ----------                     ----------

    At December 31, 1995, 1996 and 1997, 1,342,449; 958,383; and, 3,365,586
shares, respectively, were available for future grants as either stock options or restricted stock under the Stock Plan.

    The Company follows the intrinsic value based method in accounting for its employee stock-based compensation plan. Accordingly, no compensation cost has been recognized for its stock option grants. Had compensation cost for the Company's stock-based plan been determined based on the fair value at the grant dates for awards under that plan consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income and net income per share would have decreased to the pro forma amounts indicated in the following table. Options that were granted prior to January 1, 1995 with vesting periods in 1995 and later are excluded from the pro forma results indicated for 1995 and 1996 in the following table.

                                                                                YEARS ENDED DECEMBER 31,
                                                                           ----------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                                 1995        1996        1997
-------------------------------------------------------------------------  ----------  ----------  ----------
Net income...............................................     As reported  $  312,942  $  249,458  $  411,296
                                                                Pro forma     312,691     248,874     410,068
Net income applicable to common stock....................     As reported  $  301,637  $  238,152  $  403,696
                                                                Pro forma     301,386     237,568     402,468
Net income per common share -- basic.....................     As reported  $     1.74  $     1.37  $     2.31
                                                                Pro forma        1.73        1.36        2.30
Net income per common share -- diluted...................     As reported  $     1.73  $     1.36  $     2.30
                                                                Pro forma        1.73        1.36        2.30

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)
    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants made in the years ended 1995, 1996 and 1997: risk-free interest rates of 7.1%, 6.3% and 6.6% in the years ended 1995, 1996 and 1997, respectively; expected volatility of 28%, 28% and 26% in the years ended 1995, 1996 and 1997, respectively; expected lives of 7 years for the years ended 1995 and 1996, respectively, and 6 years for the year ended 1997; and expected dividend yields of 4.2%, 2.6% and 2.1% in the years ended 1995, 1996 and 1997.

    Effective January 1, 1997, the Company established a Performance Share Plan. Eligible participants may earn performance share awards to be redeemed in cash three years after the date of grant. Performance shares are linked to shareholder value in two ways: (1) the market price of the Company's common stock, and (2) return on assets, a performance measure closely linked to value creation. Eligible participants generally receive grants of performance shares annually. The total number of performance shares granted under the plan cannot exceed 600,000 and the Company granted 14,400 shares in the year ended 1997. The value of a performance share is equal to the market price of the Company's common stock. All cancelled or forfeited performance shares become available for future grants.

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. All of the fair values presented below have been made under this definition of fair value unless otherwise disclosed.

    It is management's belief that the fair values presented below are reasonable based on the valuation techniques and data available to the Company as of December 31, 1996 and 1997, as more fully described below. It should be noted that the operations of the Company are managed on a going concern basis and not a liquidation basis. As a result, the ultimate value realized for the financial instruments presented could be substantially different when actually recognized over time through the normal course of operations. Additionally, a substantial portion of an institution's inherent value is its capitalization and franchise value. Neither of these components have been given consideration in the presentation of fair values which follow.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The table below presents the carrying value and fair value of the specified assets and liabilities held by the Company.

                                                                             DECEMBER 31,
                                                     ------------------------------------------------------------
                                                                 1996                           1997
                                                     -----------------------------  -----------------------------

(DOLLARS IN THOUSANDS)                               CARRYING VALUE   FAIR VALUE    CARRYING VALUE   FAIR VALUE
---------------------------------------------------  --------------  -------------  --------------  -------------
ASSETS
Cash and cash equivalents..........................   $  3,937,697   $   3,937,697   $  3,199,455   $   3,199,455
Trading account assets.............................        465,782         465,782        394,313         394,313
Securities available for sale......................      2,164,197       2,164,197      2,538,386       2,538,386
Securities held to maturity........................        268,196         274,405        188,775         193,115
Loans, net of allowance for credit losses..........     20,525,841      20,803,651     22,289,716      22,511,510

LIABILITIES
Deposits:
  Noninterest bearing..............................      7,655,109       7,655,109      8,849,544       8,849,544
  Interest bearing.................................     13,877,851      13,885,504     14,446,830      14,453,029
                                                     --------------  -------------  --------------  -------------
    Total deposits.................................     21,532,960      21,540,613     23,296,374      23,302,573
Borrowed funds.....................................      3,567,539       3,567,836      2,778,469       2,775,531
Subordinated capital notes.........................        382,000         388,388        348,000         348,000

    The Company is also a party to financial instruments that are not reflected on the balance sheet but represent obligations of the Company in the normal course of business. For information regarding the fair value of off-balance sheet financial instruments, see Note 14.

    The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value.

    CASH AND CASH EQUIVALENTS: The book value of cash and cash equivalents is considered a reasonable estimate of fair value.

    TRADING ACCOUNT ASSETS: Trading account assets are short term in nature and valued at market based on quoted market prices or dealer quotes. If a quoted market price is not available, the recorded amounts are estimated using quoted market prices for similar securities. Thus, carrying value is considered a reasonable estimate of fair value for these financial instruments.

    SECURITIES: The fair value of securities is based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Available for sale securities are carried at their aggregate fair value, while held to maturity securities are carried at amortized cost.

    LOANS: The fair value for performing fixed and non-reference rate loans was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities and where available, discount rates were based on current market rates.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The fair value of performing loans tied to the Company's reference rate with normal credit risk is assumed to approximate their book value. The fair value for these floating rate loans with increasing credit risk was estimated by calculating their present value using a yield the Company would currently require for loans with similar terms to borrowers with similar credit quality.

    Loans which are on nonaccrual status were not included in the loan valuation methods discussed previously. The fair value of these assets was estimated assuming these loans were sold on a liquidation basis.

    The fair value of performing mortgage loans was based on quoted market prices for loans with similar credit and interest rate risk characteristics.

    The fair value of performing credit card loans and credit lines is assumed to approximate their book value. The fair value was estimated for credit card loans and credit lines which were past due at December 31, 1996 and 1997 by segregating them according to their past due status and then discounting them based on the Company's historical probability of loss.

    NONINTEREST BEARING DEPOSITS: The fair value of noninterest bearing deposits is the amount payable on demand at the reporting date. The fair value of the demand deposit intangible has not been estimated.

    INTEREST BEARING DEPOSITS: The fair value of savings accounts and certain money market accounts is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit was estimated using rates currently being offered on certificates with similar maturities.

    BORROWED FUNDS: The book values of federal funds purchased, securities sold under repurchase agreements and other short-term borrowings are assumed to approximate their fair value due to their limited duration characteristics. The fair value for commercial paper and term federal funds purchased was estimated using market quotes.

    SUBORDINATED CAPITAL NOTES: The fair value of fixed-rate subordinated capital notes was estimated using discounted cash flows based on market rates for A-rated bank borrowings. The book values for variable-rate subordinated capital notes are assumed to approximate fair market value.

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH
           OFF-BALANCE SHEET RISK

    The Company is a party to certain derivative and other financial instruments that are not reflected on the balance sheet but represent obligations or assets of the Company in the normal course of business. These financial instruments are used for trading activities of the Company, to meet the needs of customers and to reduce the impact on the Company's operating results due to market fluctuations in currency or interest rates.

    These financial instruments involve, to varying degrees, elements of credit and market risk which are not recognized on the balance sheet. Credit risk is defined as the possibility that a loss may occur from the failure of another party to perform in accordance with the terms of the contract which exceeds the value of the existing collateral, if any. Market risk is the possibility that future changes in market conditions may make the financial instrument less valuable.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH
           OFF-BALANCE SHEET RISK (CONTINUED)
    DERIVATIVE INSTRUMENTS

    The fair value of the derivative financial instruments was calculated based on quoted market prices where available or if quoted market prices were not available, the Company used the estimated amount it would receive or pay to offset or terminate the agreements based upon the terms of such contracts relative to prevailing interest rates.

    TRADING ACTIVITIES IN DERIVATIVE INSTRUMENTS

    The following table reflects the Company's positions relating to trading activities in derivative instruments. Trading activities include both activities for the Company's own account and for customers. At December 31, 1996 and 1997, the majority of the Company's derivative transactions for customers are hedged with essentially offsetting contracts with other counterparties. The average fair value of derivatives held or written for trading purposes during the year is not significant. The notional amount of derivative instruments reflects the extent of the Company's involvement in these instruments. For interest rate swap, cap and floor agreements, notional amounts do not represent exposure to credit or market risk. Notional amounts are not exchanged, but serve as a point of reference for calculating payments.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH
           OFF-BALANCE SHEET RISK (CONTINUED)
    The following is a summary of derivative instruments held or written for trading purposes.

                                                                                            DECEMBER 31,
                                                                      ---------------------------------------------------------
                                                                                    1996                          1997
                                                                      ---------------------------------  ----------------------
                                                                      NOTIONAL    CREDIT     ESTIMATED    NOTIONAL     CREDIT
(DOLLARS IN THOUSANDS)                                                 AMOUNTS    RISK(1)   FAIR VALUE     AMOUNTS     RISK(1)
--------------------------------------------------------------------  ---------  ---------  -----------  -----------  ---------
HELD OR WRITTEN FOR TRADING PURPOSES AND CUSTOMER ACCOMMODATIONS
Foreign exchange forward contracts:
  Commitments to purchase...........................................  $ 403,602  $   2,813   $ (11,735)  $   531,330  $     366
  Commitments to sell...............................................    530,923     18,958      14,759       709,512     40,671
Foreign exchange OTC options:
  Options purchased.................................................     --         --          --            46,533     --
  Options written...................................................     --         --          --            46,533        637
Currency swap agreements:
  Commitments to pay................................................     64,817      4,821       3,193        55,725     --
  Commitments to receive............................................     38,417      1,628       1,595        55,725      5,971
Interest rate contracts:
  Caps purchased....................................................    994,605      1,858       1,837     1,189,791        796
  Floors purchased..................................................    147,250      1,149       1,149       119,000        612
  Caps written......................................................    994,605         21      (1,838)    1,189,791     --
  Floors written....................................................    147,250     --          (1,149)      119,000         --
Swap contracts:
  Pay variable/receive variable.....................................     10,000         28           1        58,000        301
  Pay fixed/receive variable........................................    788,165      1,064     (17,592)      976,180        364
  Pay variable/receive fixed........................................    788,165     19,623      18,674       976,180     30,240


                                                                       ESTIMATED
(DOLLARS IN THOUSANDS)                                                FAIR VALUE
--------------------------------------------------------------------  -----------
HELD OR WRITTEN FOR TRADING PURPOSES AND CUSTOMER ACCOMMODATIONS
Foreign exchange forward contracts:
  Commitments to purchase...........................................   $ (34,304)
  Commitments to sell...............................................      40,274
Foreign exchange OTC options:
  Options purchased.................................................        (634)
  Options written...................................................         637
Currency swap agreements:
  Commitments to pay................................................      (5,971)
  Commitments to receive............................................       5,971
Interest rate contracts:
  Caps purchased....................................................         796
  Floors purchased..................................................         612
  Caps written......................................................        (796)
  Floors written....................................................        (612)
Swap contracts:
  Pay variable/receive variable.....................................      --
  Pay fixed/receive variable........................................     (29,579)
  Pay variable/receive fixed........................................      29,926

------------------------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

    ASSET AND LIABILITY MANAGEMENT DERIVATIVE INSTRUMENTS

    Derivative positions are integral components of the Company's designated asset and liability management activities. Therefore, the Company does not believe it is meaningful to separately analyze the derivatives component of its risk management activities in isolation from related positions. The Company uses interest rate derivative instruments as part of its management of asset and liability positions. Derivatives are used to manage interest rate risk relating to specified groups of assets and liabilities, including LIBOR based commercial loans, deposit liabilities and certain subordinated capital notes. The Company uses foreign currency forward contracts as a means of managing foreign exchange rate risk associated with assets or liabilities denominated in foreign currencies.

    The following table reflects summary information on derivative contracts used to hedge or modify the Company's risk as of December 31, 1996 and 1997. Amounts included in the fair value column do not include gains or losses from changes in the value of the underlying asset or liability being hedged. Notional amounts are not exchanged, but serve as a point of reference for calculating payments. For interest rate swap, cap and floor agreements, notional amounts do not represent exposure to credit or market risk.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH
           OFF-BALANCE SHEET RISK (CONTINUED)

                                                                          DECEMBER 31,
                                      ------------------------------------------------------------------------------------
                                                               1996                                       1997
                                      ------------------------------------------------------  ----------------------------
                                                     UNAMORTIZED                                             UNAMORTIZED
                                       NOTIONAL     PREMIUM PAID      CREDIT      ESTIMATED    NOTIONAL     PREMIUM PAID
(DOLLARS IN THOUSANDS)                  AMOUNTS      (RECEIVED)       RISK(1)    FAIR VALUE     AMOUNTS      (RECEIVED)
------------------------------------  -----------  ---------------  -----------  -----------  -----------  ---------------
HELD FOR ASSET AND LIABILITY
  MANAGEMENT PURPOSES
Foreign exchange forward contracts:
  Commitments to purchase...........  $   129,264     $  --          $   1,628    $  (2,286)  $   341,298     $  --
  Commitments to sell...............        4,142        --                 52           22        51,754        --
Currency swap agreements:
  Commitments to pay................      --             --             --           --            26,400        --
Interest rate contracts:
  Caps purchased....................       15,740        --             --           --            15,420        --
  Floors purchased..................    2,050,000         6,309          9,750        9,750     3,550,000        11,730
  Caps written......................      250,000          (709)           509          509       250,000          (335)
  Floors written....................      500,000        (1,016)           391          391     1,850,000          (534)
Swap contracts:
  Pay fixed/receive variable........      114,086        --                241         (851)      --             --
  Pay variable/receive fixed........      847,000        --              3,775        2,398       575,000        --


                                        CREDIT      ESTIMATED
(DOLLARS IN THOUSANDS)                  RISK(1)    FAIR VALUE
------------------------------------  -----------  -----------
HELD FOR ASSET AND LIABILITY
  MANAGEMENT PURPOSES
Foreign exchange forward contracts:
  Commitments to purchase...........   $     862    $  (5,055)
  Commitments to sell...............          35         (822)
Currency swap agreements:
  Commitments to pay................       2,590        2,590
Interest rate contracts:
  Caps purchased....................      --           --
  Floors purchased..................       4,040        4,040
  Caps written......................         273          273
  Floors written....................      --           (1,309)
Swap contracts:
  Pay fixed/receive variable........      --           --
  Pay variable/receive fixed........       2,302        2,302

------------------------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH
           OFF-BALANCE SHEET RISK (CONTINUED)

    OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    Commitments to extend credit are legally binding agreements to lend to a customer provided there are no violations of any condition established in the contract. Commitments have fixed expiration dates or other termination clauses and may require payment of a fee or maintenance of compensatory balances. Such fees are deferred and, upon partial or full exercise of the commitment, amortized over the life of the loan or, if exercise is deemed remote, amortized over the commitment period. Since many of the commitments are expected to expire without being drawn upon, the contractual amounts do not necessarily represent future cash requirements. With respect to commitments to extend credit and letters of credit, the Company's exposure to credit risk in the event of nonperformance by customers is represented by the contractual amount of those instruments.

    Standby letters of credit are provided to customers to assure their performance to a third party, generally in the production of goods and services or under contractual commitments in the financial markets. Commercial letters of credit are issued to customers to facilitate foreign or domestic trade transactions. The Company charges fees for the issuance of standby and commercial letters of credit. The majority of these type of commitments have terms of one year or less and any fees charged are recognized as noninterest income upon extension of the commitment. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers and is represented by the contractual amount of those instruments. When deemed necessary, the Company holds appropriate collateral supporting those commitments. Management does not anticipate any material losses as a result of these transactions.

    The Company uses the same credit underwriting policies in granting or accepting such commitments or contingent obligations as it does for on-balance sheet instruments, by evaluating customers' credit-worthiness. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's evaluation of the customer. The nature of the collateral varies but may include deposits held in financial institutions, marketable securities, accounts receivable, inventory, property, equipment and real estate. The Company also provides for potential losses from either commitments to extend credit or standby letters of credit as a component of its evaluation in determination of the adequacy of its allowance for credit losses and resulting level of provision charged against current period earnings.

    The Company's pricing of these financial instruments is based on the credit quality and other covenants or requirements. Management believes that the current fees assessed on these off-balance sheet items represent market rates which would be charged for similar agreements. Based on this belief, the Company feels that the carrying amounts are reasonable estimates of the fair value of these financial instruments. At

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH
           OFF-BALANCE SHEET RISK (CONTINUED)
December 31, 1996 and 1997, fair value represents management's estimate of the unamortized fee income associated with these instruments. The following is a summary of other financial instruments with off-balance sheet risk.

                                                                                   DECEMBER 31,
                                                                --------------------------------------------------
                                                                          1996                      1997
                                                                ------------------------  ------------------------
                                                                 CONTRACTUAL     FAIR      CONTRACTUAL     FAIR
(DOLLARS IN THOUSANDS)                                             AMOUNTS       VALUE       AMOUNTS       VALUE
--------------------------------------------------------------  -------------  ---------  -------------  ---------
Commitments to extend credit..................................  $  12,500,677  $   6,185  $  15,111,062  $  27,571
Standby letters of credit.....................................      2,610,123      2,808      2,289,878      5,776
Other letters of credit.......................................        336,101     --            314,594     --

    The Company conducts securities lending transactions for institutional customers as a fully disclosed agent, and, at times, indemnifies its customers against counterparty default. All lending transactions are collateralized, primarily by cash. The amount of securities lent with indemnification was $1,170 million and $1,268 million at December 31, 1996 and 1997, respectively. The market value of the associated collateral was $1,195 million and $1,294 million at December 31, 1996 and 1997, respectively.

NOTE 15 -- RESTRICTIONS ON CASH AND DUE FROM BANKS, SECURITIES, LOANS AND
           DIVIDENDS

    Federal Reserve Board regulations require the Bank to maintain reserve balances based on the types and amounts of deposits received. Average reserve balances were approximately $291 million and $339 million for the periods ended December 31, 1996 and 1997, respectively.

    As of December 31, 1996 and 1997, securities carried at $1.7 billion for each of the periods, and loans of $1.8 billion and $2.7 billion, respectively, were pledged as collateral for borrowings, to secure public and trust department deposits, and for repurchase agreements as required by contract or law.

    The Federal Reserve Act restricts the extension of credit by the Bank to BTM and affiliates and to UnionBanCal Corporation and its non-bank subsidiaries and requires that such loans be secured by certain types of collateral. At December 31, 1997, such extensions of credit were not material.

    The payment of dividends by the Bank to UnionBanCal Corporation is subject to the approval of the Office of the Comptroller of the Currency (OCC) if the total of all dividends declared in any calendar year exceeds certain calculated amounts. The payment of dividends is also limited by minimum capital requirements imposed on national banks by the OCC. At December 31, 1997, the Bank could have declared dividends aggregating $170 million without prior regulatory approval.

NOTE 16 -- REGULATORY CAPITAL REQUIREMENTS

    The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies, including minimum capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's Consolidated Financial Statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 16 -- REGULATORY CAPITAL REQUIREMENTS (CONTINUED)
Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and the Bank's prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

    As of December 31, 1996, and 1997, the most recent notification from the OCC categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized", the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

    The Company's and the Bank's capital amounts and ratios are presented in the following tables.

                                                                                        FOR CAPITAL
                                               ACTUAL                                ADEQUACY PURPOSES
                                          -----------------                   ------------------------------
(DOLLARS IN THOUSANDS)                      AMOUNT    RATIO               AMOUNT                            RATIO
----------------------------------------  ----------  -----  ---------------------------------  ------------------------------
CAPITAL RATIOS FOR THE COMPANY:
As of December 31, 1996:
  Total capital (to risk-weighted
   assets)..............................  $2,946,654  11.17%  greater than/equal to $2,111,223       greater than/equal to 8.0%
  Tier 1 capital (to risk-weighted
   assets)..............................   2,395,580   9.08   greater than/equal to  1,055,612       greater than/equal to 4.0
  Tier 1 capital (to quarterly average
   assets)(1)...........................   2,395,580   8.41   greater than/equal to  1,139,855       greater than/equal to 4.0
As of December 31, 1997:
  Total capital (to risk-weighted
   assets)..............................  $3,188,173  11.05%  greater than/equal to $2,308,988       greater than/equal to 8.0%
  Tier 1 capital (to risk-weighted
   assets)..............................   2,587,071   8.96   greater than/equal to  1,154,494       greater than/equal to 4.0
  Tier 1 capital (to quarterly average
   assets)(1)...........................   2,587,071   8.53   greater than/equal to  1,213,381       greater than/equal to 4.0

------------------------
(1) Excludes certain intangible assets.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 16 -- REGULATORY CAPITAL REQUIREMENTS (CONTINUED)

                                                                                        FOR CAPITAL
                                               ACTUAL                                ADEQUACY PURPOSES
                                          -----------------                     ---------------------------
(DOLLARS IN THOUSANDS)                      AMOUNT    RATIO               AMOUNT                            RATIO
----------------------------------------  ----------  -----  ---------------------------------  ------------------------------
CAPITAL RATIOS FOR THE BANK:
As of December 31, 1996:
  Total capital
    (to risk-weighted assets)...........  $2,746,285  10.51%  greater than/equal to $2,090,910       greater than/equal to 8.0%
  Tier 1 capital
    (to risk-weighted assets)...........   2,208,392   8.45   greater than/equal to  1,045,455       greater than/equal to 4.0
  Tier 1 capital
    (to quarterly average assets)(1)....   2,208,392   7.76   greater than/equal to  1,138,211       greater than/equal to 4.0
As of December 31, 1997:
  Total capital
    (to risk-weighted assets)...........  $3,025,030  10.58%  greater than/equal to $2,286,296       greater than/equal to 8.0%
  Tier 1 capital
    (to risk-weighted assets)...........   2,527,468   8.84   greater than/equal to  1,143,148       greater than/equal to 4.0
  Tier 1 capital
    (to quarterly average assets)(1)....   2,527,468   8.35   greater than/equal to  1,210,898       greater than/equal to 4.0


                                          TO BE WELL CAPITALIZED UNDER PROMPT CORRECTIVE ACTION PROVISIONS

                                                            ----------------------------
(DOLLARS IN THOUSANDS)                                 AMOUNT                            RATIO

----------------------------------------  ---------------------------------  ------------------------------

CAPITAL RATIOS FOR THE BANK:
As of December 31, 1996:
  Total capital
    (to risk-weighted assets)...........   greater than/equal to $2,613,638      greater than/equal to 10.0%

  Tier 1 capital
    (to risk-weighted assets)...........   greater than/equal to  1,568,183      greater than/equal to  6.0

  Tier 1 capital
    (to quarterly average assets)(1)....   greater than/equal to  1,422,764      greater than/equal to  5.0

As of December 31, 1997:
  Total capital
    (to risk-weighted assets)...........   greater than/equal to $2,857,870      greater than/equal to 10.0%

  Tier 1 capital
    (to risk-weighted assets)...........   greater than/equal to  1,714,722      greater than/equal to  6.0

  Tier 1 capital
    (to quarterly average assets)(1)....   greater than/equal to  1,513,622      greater than/equal to  5.0


------------------------
(1) Excludes certain intangible assets.

NOTE 17 -- EARNINGS PER SHARE

    Basic EPS is computed by dividing net income after preferred dividends by the weighted average number of common shares outstanding during the period. Diluted EPS is computed based on the weighted average number of common shares outstanding adjusted for common stock equivalents, which include stock options. The following table presents a reconciliation of basic and diluted EPS for years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998 in accordance with SFAS No. 128:

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 17 -- EARNINGS PER SHARE (CONTINUED)

                                                                 YEARS ENDED DECEMBER 31,
                                          ----------------------------------------------------------------------
                                                   1995                    1996                    1997
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE   ----------------------  ----------------------  ----------------------
DATA)                                       BASIC      DILUTED      BASIC      DILUTED      BASIC      DILUTED
----------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------
Net Income..............................  $  312,942  $  312,942  $  249,458  $  249,458  $  411,296  $  411,296
Less:
  Preferred stock dividends.............     (11,305)    (11,305)    (11,306)    (11,306)     (7,600)     (7,600)
                                          ----------  ----------  ----------  ----------  ----------  ----------
Income available to common
  shareholders..........................  $  301,637  $  301,637  $  238,152  $  238,152  $  403,696  $  403,696
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                          ----------  ----------  ----------  ----------  ----------  ----------
Weighted average common shares
  outstanding...........................     173,806     173,806     174,391     174,391     174,683     174,683
Additional shares due to:
  Assumed conversion of dilutive stock
   options..............................      --             293      --             393      --             506
                                          ----------  ----------  ----------  ----------  ----------  ----------
Adjusted weighted average common shares
  outstanding...........................     173,806     174,099     174,391     174,784     174,683     175,189
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                          ----------  ----------  ----------  ----------  ----------  ----------
Net income per share....................  $     1.74  $     1.73  $     1.37  $     1.36  $     2.31  $     2.30
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                          ----------  ----------  ----------  ----------  ----------  ----------

                                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                                   ----------------------------------------------
                                                                            1997                    1998
                                                                   ----------------------  ----------------------
                                                                        (UNAUDITED)             (UNAUDITED)
                                                                   ----------------------  ----------------------
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)                        BASIC      DILUTED      BASIC      DILUTED
-----------------------------------------------------------------  ----------  ----------  ----------  ----------
Net Income.......................................................  $  318,851  $  318,851  $  352,365  $  352,365
Less:
  Preferred stock dividends......................................      (7,600)     (7,600)     --          --
                                                                   ----------  ----------  ----------  ----------
Income available to common shareholders..........................  $  311,251  $  311,251  $  352,365  $  352,365
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Weighted average common shares outstanding.......................     174,615     174,615     175,091     175,091
Additional shares due to:
  Assumed conversion of dilutive stock options...................      --             456      --             638
                                                                   ----------  ----------  ----------  ----------
Adjusted weighted average common shares outstanding..............     174,615     175,071     175,091     175,729
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Net income per share.............................................  $     1.78  $     1.78  $     2.01  $     2.01
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

------------------------

    Options to purchase 277,200 shares of common stock at $18 per share were outstanding but not included in the computation of diluted EPS in 1996 because the options were anti-dilutive. Options to purchase 422,400 shares of common stock at $22 per share and options to purchase 527,550 shares of common stock at $35 per share were outstanding but not included in the computation of diluted EPS for the nine months ended September 30, 1997 and 1998, respectively, because the options were anti-dilutive.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 18 -- COMPREHENSIVE INCOME

    The following is a summary of the components of accumulated other comprehensive income:

                                                                                             FOR THE NINE MONTHS
                                                            YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                                                       ----------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                    1995        1996        1997        1997         1998
-----------------------------------------------------  ----------  ----------  ----------  -----------  ----------
                                                                                                 (UNAUDITED)
Net unrealized gain (loss) on securities available
  for sale, net of reclassification adjustment:
  Beginning balance..................................  $   (8,838) $   24,900  $   14,064   $  14,064   $   19,886
    Net unrealized gain (loss) on securities
     available for sale during the period, before
     tax.............................................      53,890     (13,409)     11,908      10,626       41,378
  Income tax (expense) benefit.......................     (20,586)      5,297      (4,370)     (4,229)     (15,766)
  Less: reclassification adjustment for net realized
   (gain) loss on securities available for sale
   included in net income during the period, before
   tax...............................................         702      (4,502)     (2,711)     (2,098)      (5,579)
  Plus: income tax expense (benefit).................        (268)      1,778         995         857        1,960
                                                       ----------  ----------  ----------  -----------  ----------
Net activity.........................................      33,738     (10,836)      5,822       5,156       21,993
                                                       ----------  ----------  ----------  -----------  ----------
Ending balance.......................................      24,900      14,064      19,886      19,220       41,879
                                                       ----------  ----------  ----------  -----------  ----------
Foreign currency translation adjustments:
  Beginning balance..................................      (1,092)     (1,240)     (3,183)     (3,183)     (12,458)
  Foreign currency translation adjustments during the
   period, before tax................................        (239)     (3,212)    (14,652)     (2,785)        (153)
  Income tax benefit.................................          91       1,269       5,377       1,128           62
                                                       ----------  ----------  ----------  -----------  ----------
Net activity.........................................        (148)     (1,943)     (9,275)     (1,657)         (91)
                                                       ----------  ----------  ----------  -----------  ----------
Ending balance.......................................      (1,240)     (3,183)    (12,458)     (4,840)     (12,549)
                                                       ----------  ----------  ----------  -----------  ----------
Other comprehensive income...........................  $   33,590  $  (12,779) $   (3,453)  $   3,499   $   21,902
                                                       ----------  ----------  ----------  -----------  ----------
                                                       ----------  ----------  ----------  -----------  ----------
Accumulated other comprehensive income...............  $   23,660  $   10,881  $    7,428   $  14,380   $   29,330
                                                       ----------  ----------  ----------  -----------  ----------
                                                       ----------  ----------  ----------  -----------  ----------

NOTE 19 -- CONTINGENCIES

    The Company is subject to various pending and threatened legal actions which arise in the normal course of business. The Company maintains reserves for losses from legal actions which are both probable and estimable. In the opinion of management, the disposition of claims currently pending will not have a material adverse effect on the Company's financial position or results of operations.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 20 -- TRANSACTIONS WITH AFFILIATES

    The Company has had, and expects to have in the future, banking transactions and other transactions in the ordinary course of business with BTM and with its affiliates and associates. During the years ended December 31, 1995, 1996 and 1997, such transactions included, but were not limited to, origination, participation, servicing and remarketing of loans and leases, purchase and sale of acceptances and interest rate derivatives, foreign exchange transactions, funds transfers, custodianships, electronic data processing, investment advice and management, deposits and credit examination, and trust services. In the opinion of management, such transactions were made at prevailing rates, terms and conditions and do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, some compensation for services rendered to the Company is paid to the expatriate officers from BTM, and reimbursed by the Company to BTM under a services agreement.

NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
(DOLLARS IN THOUSANDS)                                                                      1996          1997
--------------------------------------------------------------------------------------  ------------  ------------
ASSETS
  Cash and due from banks.............................................................  $    103,742  $     66,872
  Investment in and advances to subsidiaries..........................................     2,503,706     2,879,898
  Other assets........................................................................         9,161         7,971
                                                                                        ------------  ------------
    Total assets......................................................................  $  2,616,609  $  2,954,741
                                                                                        ------------  ------------
                                                                                        ------------  ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
  Commercial paper....................................................................  $    --       $    --
  Subordinated capital notes..........................................................       100,000       250,000
  Other liabilities...................................................................        21,676        25,442
                                                                                        ------------  ------------
    Total liabilities.................................................................       121,676       275,442
  Shareholders' equity................................................................     2,494,933     2,679,299
                                                                                        ------------  ------------
    Total liabilities and shareholders' equity........................................  $  2,616,609  $  2,954,741
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS
           (CONTINUED)
CONDENSED STATEMENTS OF INCOME

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
(DOLLARS IN THOUSANDS)                                                            1995        1996        1997
-----------------------------------------------------------------------------  ----------  ----------  ----------
INCOME:
  Dividends from bank subsidiary.............................................  $   25,062  $  270,662  $   85,660
  Dividends from nonbank subsidiaries........................................         343         421      --
  Interest income on advances to subsidiaries and deposits in bank...........      52,289      24,366      12,217
  Other income...............................................................      --             959       1,040
                                                                               ----------  ----------  ----------
    Total income.............................................................      77,694     296,408      98,917

EXPENSE:
  Interest expense...........................................................      54,133      22,220      11,174
  Other expense, net.........................................................        (212)      1,072       1,583
                                                                               ----------  ----------  ----------
      Total expense..........................................................      53,921      23,292      12,757
                                                                               ----------  ----------  ----------
Income before income taxes and equity in undistributed net income of
  subsidiaries...............................................................      23,773     273,116      86,160
Income tax expense (benefit).................................................        (694)        889         204
                                                                               ----------  ----------  ----------
Income before equity in undistributed net income of subsidiaries.............      24,467     272,227      85,956
Equity in undistributed net income (loss) of subsidiaries:
  Bank subsidiary(1).........................................................     285,053     (32,894)    314,739
  Nonbank subsidiaries.......................................................       3,422      10,125      10,601
                                                                               ----------  ----------  ----------
NET INCOME...................................................................  $  312,942  $  249,458  $  411,296
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

------------------------

(1) In 1996 the amount represents dividends distributed by the Bank in excess of its 1996 net income.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS
           (CONTINUED)
CONDENSED STATEMENTS OF CASH FLOWS

                                                                                   YEARS ENDED DECEMBER 31,
                                                                              ----------------------------------
(DOLLARS IN THOUSANDS)                                                           1995        1996        1997
----------------------------------------------------------------------------  ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................................  $  312,942  $  249,458  $  411,296
  Adjustments to reconcile net income to net cash provided by operating activities:
    Equity in undistributed (earnings) losses of subsidiaries...............    (288,475)     22,769    (325,340)
    Other, net..............................................................       2,800      (3,772)      1,059
                                                                              ----------  ----------  ----------
      Net cash provided by operating activities.............................      27,267     268,455      87,015

CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances to subsidiaries..................................................      33,590     (12,779)   (130,805)
  Repayment of advances to subsidiaries.....................................      70,000      70,000      76,104
  Sales and maturities of securities........................................      11,650         322      --
                                                                              ----------  ----------  ----------
      Net cash provided (used) by investing activities......................     115,240      57,543     (54,701)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in short term borrowings..........................         366    (632,296)     --
  Proceeds from reduction of investment in subsidiary equity................      --           3,966      --
  Maturity and redemption of subordinated capital notes and long term
   debt.....................................................................     (70,000)    (70,000)    (50,000)
  Proceeds from issuance of subordinated capital notes......................      --          --         200,000
  Payments of cash dividends................................................     (62,044)   (182,652)    (93,303)
  Redemption of preferred stock.............................................      --          --        (135,000)
  Other, net................................................................       3,392      17,813       9,119
                                                                              ----------  ----------  ----------
      Net cash used by financing activities.................................    (128,286)   (863,169)    (69,184)
                                                                              ----------  ----------  ----------
  Net increase (decrease) in cash and due from banks........................      14,221    (537,171)    (36,870)
  Cash and due from banks at beginning of year..............................     626,692     640,913     103,742
                                                                              ----------  ----------  ----------
      Cash and due from banks at end of year................................  $  640,913  $  103,742  $   66,872
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
CASH PAID (RECEIVED) DURING THE YEAR FOR:
  Interest..................................................................  $   52,847  $   25,785  $    9,814
  Income taxes..............................................................      (2,030)       (198)      1,148
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Dividends declared but unpaid.............................................  $   12,788  $   20,383  $   24,528

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 22 -- SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

    Certain amounts in the following unaudited quarterly financial information have been reclassified to conform with current presentation. In the opinion of management, all adjustments necessary to fairly present the results of operations have been made.

                                                                              1996 QUARTERS ENDED
                                                              ---------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                  MARCH 31    JUNE 30    SEPTEMBER 30   DECEMBER 31
------------------------------------------------------------  ----------  ----------  -------------  ------------
Interest income.............................................  $  483,068  $  473,601   $   481,315    $  489,320
Interest expense............................................     187,401     185,362       189,727       196,236
                                                              ----------  ----------  -------------  ------------
Net interest income.........................................     295,667     288,239       291,588       293,084
Provision for credit losses.................................      10,000      10,000        10,000        10,000
Noninterest income..........................................     102,874     105,550       107,280       102,972
Noninterest expense.........................................     252,024     313,784       284,075       285,021
                                                              ----------  ----------  -------------  ------------
Income before income taxes..................................     136,517      70,005       104,793       101,035
Income tax expense..........................................      53,251      25,597        42,810        41,234
                                                              ----------  ----------  -------------  ------------
Net income..................................................  $   83,266  $   44,408   $    61,983    $   59,801
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------
Net income applicable to common stock.......................  $   80,440  $   41,582   $    59,156    $   56,975
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------
Net income per common share -- basic........................  $     0.46  $     0.24   $      0.34    $     0.33
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------
Net income per common share -- diluted......................  $     0.46  $     0.24   $      0.34    $     0.33
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------
Dividends per common share(1)(2)............................  $     0.12  $     0.12   $      0.12    $     0.12
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1995, 1996, 1997,
                            AND CONDENSED NOTES FOR
              SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

NOTE 22 -- SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

                                                                              1997 QUARTERS ENDED
                                                              ---------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                  MARCH 31    JUNE 30    SEPTEMBER 30   DECEMBER 31
------------------------------------------------------------  ----------  ----------  -------------  ------------
Interest income.............................................  $  485,031  $  504,663   $   520,237    $  523,530
Interest expense............................................     191,000     197,647       207,983       205,149
                                                              ----------  ----------  -------------  ------------
Net interest income.........................................     294,031     307,016       312,254       318,381
Provision for credit losses.................................      --          --           --             --
Noninterest income..........................................     114,786     111,021       116,820       120,374
Noninterest expense.........................................     253,138     255,753       253,317       282,457
                                                              ----------  ----------  -------------  ------------
Income before income taxes..................................     155,679     162,284       175,757       156,298
Income tax expense..........................................      63,177      65,739        45,953        63,853
                                                              ----------  ----------  -------------  ------------
Net income..................................................  $   92,502  $   96,545   $   129,804    $   92,445
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------
Net income applicable to common stock.......................  $   89,676  $   93,718   $   127,857    $   92,445
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------
Net income per common share -- basic........................  $     0.51  $     0.54   $      0.73    $     0.53
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------
Net income per common share -- diluted......................  $     0.51  $     0.54   $      0.73    $     0.53
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------
Dividends per common share(1)...............................  $     0.12  $     0.12   $      0.14    $     0.14
                                                              ----------  ----------  -------------  ------------
                                                              ----------  ----------  -------------  ------------

------------------------

(1) Dividends per share for 1996 and 1997 are based on the Company's common stock outstanding as of the declaration date.

(2) Amounts prior to merger are based on Union Bank only and do not include the dividend of $145 million paid to The Mitsubishi Bank, Limited in the first quarter of 1996 by BanCal Tri-State Corporation and The Bank of California, N.A.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Directors of UnionBanCal Corporation:

We have audited the accompanying consolidated balance sheets of UnionBanCal Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of BanCal Tri-State Corporation and Union Bank on April 1, 1996, which has been accounted for as a pooling of interests as described in Note 1 to the consolidated financial statements. We did not audit the consolidated statements of income, changes in shareholders' equity, and cash flows of Union Bank and subsidiaries for the year ended December 31, 1995, which statements reflect total net interest income and net income of $832 million and $207 million, respectively. These statements were audited by other auditors whose report has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Union Bank for 1995, is based solely upon the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UnionBanCal Corporation and its subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                     [SIG]

Deloitte & Touche LLP
San Francisco, California
January 30, 1998 (November 18, 1998 as to the exchange of common shares referred to in Note 1, paragraphs 3 and 4, and the adoption of SFAS No. 130, "Reporting Comprehensive Income", referred to in Notes 1 and 18, and December 7, 1998 as to the stock split referred to in Note 1, paragraph 5.)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Union Bank:

We have audited the consolidated statement of income of Union Bank, a California state chartered bank and a 71% owned subsidiary of The Bank of Tokyo, Ltd., and subsidiaries ("the Bank") and the related consolidated statements of shareholders' equity and cash flows for the year ended December 31, 1995 (not presented herein). These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the year ended December 31, 1995, of Union Bank and subsidiaries, in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

San Francisco, California
January 24, 1996